EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                   INTUIT INC.

                          ELAN ACQUISITION CORPORATION

                                       AND

                         ELECTRONIC CLEARING HOUSE, INC.


                          Dated as of December 14, 2006


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ARTICLE I         THE MERGER..................................................1

         1.1      The Merger..................................................1

         1.2      Effective Time; Closing.....................................2

         1.3      Effect of the Merger........................................2

         1.4      Articles of Incorporation and Bylaws of
                    Surviving Corporation.....................................2

         1.5      Directors and Officers of Surviving Corporation.............3

         1.6      Effect on Capital Stock.....................................3

         1.7      Dissenting Shares...........................................5

         1.8      Surrender of Certificates...................................5

         1.9      No Further Ownership Rights in Shares.......................7

         1.10     Lost, Stolen or Destroyed Certificates......................7

         1.11     Taking of Necessary Action; Further Action..................7

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF COMPANY...................8

         2.1      Organization and Qualification; Subsidiaries................8

         2.2      Articles of Incorporation and Bylaws........................9

         2.3      Capitalization..............................................9

         2.4      Authority Relative to this Agreement.......................11

         2.5      No Conflict; Required Filings and Consents.................11

         2.6      Compliance.................................................12

         2.7      SEC Filings; Financial Statements; Internal Controls.......13

         2.8      No Undisclosed Liabilities.................................15

         2.9      Absence of Certain Changes or Events.......................15

         2.10     Absence of Litigation......................................16

         2.11     Employee Benefit Plans.....................................16

         2.12     Proxy Statement............................................21

         2.13     Restrictions on Business Activities........................22

         2.14     Title to Property..........................................22

         2.15     Taxes......................................................23

         2.16     Environmental Matters......................................25

         2.17     Third Party Expenses.......................................26

         2.18     Intellectual Property......................................27

         2.19     Contracts..................................................31

         2.20     Customers and Suppliers....................................34


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         2.21     Insurance..................................................34

         2.22     Opinion of Financial Advisor...............................34

         2.23     Board Approval.............................................34

         2.24     Vote Required..............................................35

         2.25     State Takeover Statutes; Rights Agreement..................35

         2.26     Transactions with Affiliates...............................35

         2.27     Illegal Payments, Etc......................................35

         2.28     Privacy....................................................35

         2.29     Compliance With Applicable Standards;
                    Merchant Agreements......................................36

         2.30     Federal Reserve Regulations................................38

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PARENT
                    AND MERGER SUB...........................................38

         3.1      Corporate Organization.....................................38

         3.2      Authority Relative to this Agreement.......................38

         3.3      No Conflict; Required Filings and Consents.................39

         3.4      Proxy Statement............................................39

         3.5      Sufficient Funds...........................................40

         3.6      No Business Activities.....................................40

         3.7      Ownership of Company Stock.................................40

ARTICLE IV        CONDUCT PRIOR TO THE EFFECTIVE TIME........................40

         4.1      Conduct of Business by Company.............................40

         4.2      No Control.................................................44

ARTICLE V         ADDITIONAL AGREEMENTS......................................44

         5.1      Proxy Statement............................................44

         5.2      Meeting of Company Stockholders............................44

         5.3      Confidentiality; Access to Information.....................46

         5.4      No Solicitation............................................46

         5.5      Public Disclosure..........................................49

         5.6      Rights Agreement...........................................50

         5.7      Reasonable Efforts; Notification...........................50

         5.8      Third Party Consents; Other Actions........................51

         5.9      Indemnification............................................52

         5.10     Regulatory Filings; Reasonable Efforts.....................53


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         5.11     Termination of Certain Benefit Plans.......................53

         5.12     Employee Benefits..........................................54

         5.13     FIRPTA Certificate.........................................54

ARTICLE VI        CONDITIONS TO THE MERGER...................................55

         6.1      Conditions to Obligations of Each Party
                    to Effect the Merger.....................................55

         6.2      Additional Conditions to Obligations of Company............55

         6.3      Additional Conditions to the Obligations
                    of Parent and Merger Sub.................................56

ARTICLE VII       TERMINATION, AMENDMENT AND WAIVER..........................58

         7.1      Termination................................................58

         7.2      Notice of Termination; Effect of Termination...............61

         7.3      Fees and Expenses..........................................61

         7.4      Amendment..................................................63

         7.5      Extension; Waiver..........................................63

ARTICLE VIII      GENERAL PROVISIONS.........................................63

         8.1      Non-Survival of Representations and Warranties.............63

         8.2      Notices....................................................64

         8.3      Interpretation; Knowledge..................................65

         8.4      Counterparts...............................................66

         8.5      Entire Agreement; Third Party Beneficiaries................66

         8.6      Severability...............................................66

         8.7      Other Remedies; Specific Performance.......................67

         8.8      Governing Law..............................................67

         8.9      Rules of Construction......................................67

         8.10     Assignment.................................................67

         8.11     Waiver of Jury Trial.......................................67

INDEX OF EXHIBITS

EXHIBIT A         Form of Company Voting Agreement


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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of December 14, 2006 (the "AGREEMENT"), by and among Intuit inc., a Delaware corporation ("PARENT"), Elan Acquisition Corporation, a Nevada corporation and A wholly-owned subsidiary of Parent ("MERGER SUB"), and Electronic Clearing House, Inc., a Nevada corporation (the "COMPANY").

                                    RECITALS

         WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein.

         WHEREAS, the Board of Directors of the Company (the "BOARD") has unanimously (i) determined that the Merger (as defined in SECTION 1.1 hereof) is advisable and fair to, and in the best interests of, the Company and its stockholders, and (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement (the "TRANSACTIONS"), and (iii) resolved, subject to the terms and conditions of this Agreement, to recommend the approval of this Agreement by the stockholders of the Company.

         WHEREAS, concurrently with the execution of this Agreement, as a condition and material inducement to Parent's willingness to enter into this Agreement, all executive officers and directors of the Company and all of their respective affiliates, in their capacity as stockholders of the Company, are entering into voting agreements in substantially the form attached hereto as EXHIBIT A (the "COMPANY VOTING AGREEMENTS"), pursuant to which each such stockholder has agreed, among other things, to vote his, her or its Shares (as defined in SECTION 1.6(A) hereof) in favor of the Merger.

         WHEREAS, concurrently with the execution of this Agreement, as a condition and material inducement to Parent's willingness to enter into this Agreement, (i) the individuals listed on SCHEDULE I attached hereto are entering into non-competition agreements with Parent (the "NON-COMPETITION AGREEMENTS"), and (ii) the individuals listed on SCHEDULE II attached hereto (the "KEY EMPLOYEES") are entering into offer letters with Parent.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in SECTION 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Nevada Revised Statutes ("NEVADA LAW"), Merger Sub shall be merged


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with and into the Company (the "MERGER"),  the separate  corporate  existence of
Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         1.2 EFFECTIVE TIME; CLOSING. Upon the terms and subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Nevada in accordance with the relevant provisions of Nevada Law (the time of such filing (or such later time as may be agreed in writing by the Company and Parent and specified in the Articles of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Merger (as the same may be amended from time to time in accordance with the terms hereof) and the Articles of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of O'Melveny & Myers LLP, Embarcadero Center West, 275 Battery Street, Suite 2600, San Francisco, California, at a time and date to be specified by the parties hereto, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in ARTICLE VI hereof (other than those conditions, which by their terms, are to be satisfied or waived on the Closing Date), or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

         1.4 ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION.

                  (a) ARTICLES OF INCORPORATION. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the Articles of Incorporation of the Surviving
         Corporation shall be amended and restated to read the same as the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Nevada Law and such Articles of Incorporation; PROVIDED, HOWEVER, that as of the Effective Time the Articles of Incorporation shall provide that the name of the Surviving Corporation is "Electronic Clearing House, Inc."

                  (b) BYLAWS. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the Bylaws of the Surviving Corporation shall be amended and restated to read the same as the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Nevada Law, the Articles of Incorporation of the Surviving


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         Corporation and such Bylaws; PROVIDED,  HOWEVER, that all references in such Bylaws to Merger Sub shall be deemed to refer to "Electronic Clearing House, Inc."

         1.5 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

                  (a) DIRECTORS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

                  (b) OFFICERS. The initial officers of the Surviving Corporation shall be the officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

         1.6 EFFECT ON CAPITAL STOCK. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

                  (a) CONVERSION OF SHARES. Each share of Company Common Stock (as defined in Section 2.3(a) hereof), including the associated right (the "RIGHTS") to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock ("SERIES A PREFERRED STOCK"), or in certain circumstances Company Common Stock, pursuant to the Amended and Restated Rights Agreement dated as of January 29, 2003 (the "RIGHTS AGREEMENT"), by and between the Company and OTR, Inc., as Rights Agent, (the "SHARES") issued and outstanding immediately prior to the
         Effective Time (other than any Shares to be canceled pursuant to SECTION 1.6(B) hereof and any Dissenting Shares (as defined in SECTION
         1.7 hereof)), will be canceled and extinguished and automatically converted into the right to receive, upon surrender of the certificate representing such Share in the manner provided in SECTION 1.8 hereof (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in SECTION 1.10 hereof), cash, without interest, in an amount equal to Eighteen Dollars and Seventy Five Cents ($18.75) per Share (the "MERGER CONSIDERATION").

                  (b) CANCELLATION OF TREASURY AND PARENT-OWNED SHARES. Each Share held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $0.01 per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger


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         Sub Common Stock  outstanding  immediately  prior to the Effective Time shall evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (d) EQUITY AWARDS.  The Company shall,  prior to the Effective
         Time, take such action, adopt such amendments, and obtain all such consents, as shall be required: (i) as to any Company Stock Options (as defined in Section 2.3(a)), shares of Company Restricted Stock (as defined in Section 2.3(a)) (including those shares issued pursuant to the acceleration of Long-Term Incentive Restricted Stock Grants (as defined in Section 2.3(a)) as a result of this Section 1.6(d)), Long-Term Incentive Restricted Stock Grants and Long-Term Incentive Phantom Stock Grants (as defined in Section 2.3(a)) that are outstanding and unvested immediately prior to the Effective Time, to cause such Company Stock Options, shares of Company Restricted Stock, Long-Term Incentive Restricted Stock Grants and Long-Term Incentive Phantom Stock Grants to be fully vested immediately prior to the Effective Time; (ii) as to any Long-Term Incentive Restricted Stock Grants that are accelerated as a result of this Section 1.6(d), to issue shares of Company Restricted Stock in respect thereof upon such acceleration; (iii) as to any shares of Company Restricted Stock (including those issued pursuant to the acceleration of Long-Term Incentive Restricted Stock Grants as a result of this Section 1.6(d)), to cause such shares to be treated in accordance with Section 1.6(a) at the Effective Time; and (iv) to cancel, immediately prior to the Effective Time, all then-outstanding Company Stock Options and Long-Term Incentive Phantom Stock Grants such that the holder of any such Company Stock Option or Long-Term Incentive Phantom Stock Grant shall have no further interest in such Company Stock Option or Long-Term Incentive Phantom Stock Grants, or right in respect thereof or with respect thereto, other than the right to receive such cash consideration as determined pursuant to the next three sentences. With respect to each Company Stock Option that has a per share exercise price that is less than the Merger Consideration and is so cancelled, the holder of such Company Stock Option shall be entitled to receive for such Company Stock Option (the "OPTION CONSIDERATION") (subject to any applicable withholding tax) cash equal to the product of (A) the number of shares of Company Common Stock as to which the portion of the Company Stock Option that is so cancelled could be exercised, multiplied by (B) the Merger Consideration less the per share exercise price of such portion of the Company Stock Option. In the case of a Company Stock Option having a per share exercise price equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled without the payment of cash or issuance of other securities in respect thereof. With respect to each Long-Term Incentive Phantom Stock Grant, the holder of such Long-Term Incentive Phantom Stock Grant shall be entitled to receive for such Long-Term Incentive Phantom Stock Grant (the "PHANTOM STOCK CONSIDERATION") (subject to any applicable withholding tax) cash equal to the product of (A) the number of shares of phantom stock subject to such Long-Term Incentive Phantom Stock Grant, multiplied by (B) the Merger Consideration. As soon as reasonably practicable after the Effective Time, Parent shall deliver to the Surviving Corporation an amount equal to the sum of the aggregate Option Consideration and the aggregate Phantom Stock Consideration payable to holders of Company Stock Options and Long-Term Incentive Phantom Stock Grants that were converted into the right to receive Option Consideration and Phantom Stock Consideration pursuant to this SECTION 1.6(D), and the Surviving Corporation shall promptly deliver the Option Consideration


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         and  Phantom  Stock  Consideration  to such  holders of  Company  Stock
         Options and Long-Term Incentive Phantom Stock Grants.

         1.7 DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder of the Company who has properly exercised his, her or its dissenter's rights under Nevada Law (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration pursuant to SECTION 1.6(A), but, instead, such shares shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of Nevada Law. If any such holder shall have failed to perfect, or shall have effectively withdrawn or lost, his, her or its right to dissent from the Merger under Nevada Law, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in SECTION 1.8 hereof, of the certificate or certificates that formerly evidenced such Shares. The Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Nevada Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

         1.8 SURRENDER OF CERTIFICATES.

                  (a) PAYING AGENT. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as agent (the "PAYING AGENT") for the holders of Shares to receive the funds to which holders of Shares shall become entitled pursuant to
         SECTION 1.6(A). As soon as reasonably practicable after the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, with the Paying Agent, for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration. The deposit made by Parent or Merger Sub, as the case may be, pursuant to this SECTION 1.8(A) is hereinafter referred to as the "EXCHANGE FUND." If such funds are insufficient to make the payments contemplated by
         SECTION 1.6(A), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the deficiency in the amount funds required to make such payment. Parent shall instruct the Paying Agent to cause the Exchange Fund to be (i) held for the benefit of the holders of the Shares, and
         (ii) applied promptly to make the payments provided for in SECTION 1.6(A) in accordance with this SECTION 1.8. The Exchange Fund shall be invested by the Paying Agent as directed by Parent.

                  (b) PAYMENT PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record (as


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         of  the  Effective  Time)  of  a  certificate  or   certificates   (the
         "CERTIFICATES"),   which   immediately  prior  to  the  Effective  Time
         represented the outstanding Shares converted into the right to receive the Merger Consideration, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof and any required bond in accordance with SECTION 1.10) to the Paying Agent and shall contain such other provisions as Parent or the Paying Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (which instructions shall include provisions for payment of the Merger Consideration to a person other than the person in whose name the surrendered Certificate is registered on the transfer books of the Company, subject to receipt of appropriate documentation and payment of any applicable taxes). Upon surrender of Certificates for cancellation (or affidavits of loss in lieu thereof together with any required bond in accordance with SECTION 1.10) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such
         letter  of  transmittal,   duly  completed  and  validly   executed  in
         accordance  with  the  instructions   thereto,   the  holders  of  such
         Certificates  formerly  representing  the Shares  shall be  entitled to
         receive  in  exchange  therefor  the  Merger  Consideration,   and  the
         Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Merger Consideration. Promptly following surrender of any such Certificates, the Paying Agent shall deliver to the record holders thereof, without interest, the Merger Consideration.

                  (c)  PAYMENTS  WITH  RESPECT  TO  UNSURRENDERED   SHARES;   NO
         LIABILITY. At any time following the one (1) year anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund that remains unclaimed by the holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

                  (d) TRANSFERS OF OWNERSHIP. If the payment of the Merger Consideration is to be paid to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it will be a condition of payment that the Certificates so surrendered be properly endorsed and otherwise in proper form for transfer (including without limitation, if requested by Parent or the Paying Agent, a medallion guarantee), and that the persons requesting such payment will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificates surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not applicable.


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                  (e) REQUIRED WITHHOLDING. Each of the Paying Agent, Parent and
         the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Shares or Company Stock Options such amounts as may be required to be deducted or withheld therefrom under the Code (as defined in SECTION 2.11(A) hereof) or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement (as defined in SECTION 2.3(A) hereof). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid (in respect of which Parent, the Paying Agent or the Surviving Company, as the case may be, made such deductions and withholdings).

                  (f)  ADJUSTMENTS.  If during the period  from the date of this
         Agreement through the Effective Time, any change in the outstanding shares of Company Common Stock or the shares of Company Common Stock issuable upon conversion, exercise or exchange of securities convertible, exercisable or exchangeable into or for shares of Company Common Stock, shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Company Common Stock, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to reflect such change.

         1.9 NO FURTHER OWNERSHIP RIGHTS IN SHARES. Payment of the Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

         1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable with respect thereto; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable and customary amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and reasonably necessary action.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub, subject only to exceptions disclosed in writing in the disclosure schedule supplied by the Company to Parent dated as of the date hereof and certified by a duly authorized officer of the Company (the "COMPANY SCHEDULE"), as follows:

         2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as proposed by the Company to be conducted. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and as proposed by the Company to be conducted. except where any failure to possess such Approvals would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  (b) The Company has no subsidiaries except for the corporations identified in SECTION 2.1(B) of the Company Schedule.
         SECTION 2.1(B) of the Company Schedule also (i) sets forth the form of ownership and percentage interest of the Company in each of its subsidiaries, (ii) to the extent that a subsidiary set forth thereon is not wholly owned by the Company, lists the other persons or entities who have an interest in such subsidiary and sets forth the percentage of each such interest, and (iii) identifies each of the directors and officers of each such subsidiary. Neither the Company nor any of its subsidiaries has agreed to make nor is obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, mortgage, indenture, understanding, arrangement, instrument, note, bond, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, permit, franchise or other instrument, obligation or commitment or undertaking of any nature (a "CONTRACT"), in effect as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business, association or entity.

                  (c) The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where failures to be so qualified and in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS. The Company has previously furnished to Parent (i) a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date (together, the "COMPANY CHARTER DOCUMENTS") and (ii) the equivalent organizational documents for each subsidiary of the Company, each as amended to date. The Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of the Company is in violation of its equivalent organizational documents.

         2.3 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 36,000,000 shares of Company common stock, par value $0.01 per share ("COMPANY COMMON STOCK") and 5,000,000 shares of Preferred Stock, par value of $0.01 per share ("COMPANY PREFERRED STOCK"), of which 500,000 shares have been designated as Series A Junior Participating Preferred Stock. At the close of business on the date of this Agreement (i) 6,824,814 shares of Company Common Stock were issued and outstanding (not including 38,269 shares of Company Common Stock held by the Company as treasury stock), all of which are validly issued, fully paid and nonassessable, of which 137,602 shares were Company Restricted
         Stock (of which (x) 108,088 shares of Company Restricted Stock were granted under the 2003 Option Plan (as defined below), (y) no shares of Company Restricted Stock were granted under the 1992 Option Plan (as defined below), and (z) 29,514 shares of Company Restricted Stock were granted outside of the Company Option Plans (as defined below)); (ii) no shares of Company Common Stock were held by subsidiaries of the Company; (iii) 709,200 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company's 2003 Incentive Stock Option Plan (the "2003 OPTION Plan"), 95,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding incentive grants of future restricted stock awards (the "LONG-TERM INCENTIVE RESTRICTED STOCK GRANTS") under the 2003 Option Plan, 10,000 shares of phantom stock were reserved for issuance pursuant to outstanding cash-settled incentive phantom stock grants (the "LONG-TERM INCENTIVE PHANTOM STOCK GRANTS") under the 2003 Option Plan, and 227,912 shares of Company Common Stock were reserved for future issuance pursuant to the 2003 Option Plan; (iv) 239,325 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company's 1992 Officers and Key Employees Incentive Stock Option Plan (the "1992 OPTION PLAN," and together with the 2003 Option Plan, the "COMPANY OPTION PLANS"), no shares of Company Common Stock were reserved for issuance pursuant to outstanding Long-Term Incentive Restricted Stock Grants under the 1992 Option Plan, no shares of phantom stock were reserved for issuance pursuant to Long-Term Incentive Phantom Stock Grants under the 1992 Option Plan, and no shares of Company Common Stock were reserved for future issuance pursuant to the 1992 Option Plan, (v) no shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted outside of the Company Option Plans, and (vi) no shares of Company Preferred Stock were issued and outstanding. No Long-Term Incentive Restricted Stock Grants or Long-Term Incentive Phantom Stock Grants have been granted by the Company other than under the Company Option Plans. SECTION 2.3(A) of the Company Schedule sets forth the following information with respect to each Company stock option ("COMPANY STOCK OPTIONS"), each share of Company Common Stock that is restricted, unvested or subject to a repurchase option or other risk of forfeiture ("COMPANY RESTRICTED STOCK") and each Long-Term Incentive Restricted Stock Grant and
         Long-Term Incentive Phantom Stock Grant (collectively, "INCENTIVE GRANTS," and collectively with the Company Stock Options and Company Restricted Stock, "EQUITY AWARDS") outstanding as of the date of this
         Agreement: (i) the name and address of the Equity Award Holder; (ii) the particular Company Option Plan, if any, pursuant to which such Equity Award was granted; (iii) the number of shares of Company Common Stock subject to such Equity Award; (iv) for each Equity Award that is a Company Stock Option, the exercise price of each Company Stock Option; (v) the date on which such Equity Award was granted; (vi) the date on which such Equity Award expires; and (vii) for each Equity Award that is a Company Stock Option, whether such Company Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. All Company Stock Options (including those that have been exercised, terminated, expired, forfeited or otherwise cancelled) were issued at a strike price at least equal to fair market value such that the fair market value on the grant date equaled or exceeded the fair market value on the financial measurement date for each such Company Stock Option or, with respect to Company Stock Options that were not issued in such a manner, the Company recorded an appropriate compensation charge in its financial statements relating to such grants in the appropriate period and reported such in its financial statements and Returns during the required period. The Company has made available to Parent accurate and complete copies of all forms of agreements pursuant to which outstanding Equity Awards have been issued. All shares of Company Common Stock subject to issuance upon exercise of or otherwise issuable under such Equity Awards, when issued on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Equity Award as a result of the Transactions. All outstanding shares of Company Common Stock, all outstanding Company Equity Awards and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in material compliance with (i) all applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, order, judgment, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in SECTION 2.5(B) hereof). There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock.

                  (b) The Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, interferences, options, rights of first refusals, preemptive rights, community property interests or restrictions of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset)

         ("LIENS"), other than restrictions on transfer imposed by federal and state securities laws, directly or indirectly through one or more wholly owned subsidiaries, all issued and outstanding shares of capital stock, partnership interests or similar ownership interests of any subsidiary of the Company, and all issued and outstanding securities convertible into, or exercisable or exchangeable for, such shares of capital stock, partnership interests or similar ownership interests. Except as set forth in SECTION 2.3(A) hereof, there are no subscriptions, options, warrants, shares of capital stock, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company or any of its subsidiaries. There are no registration rights in respect of any shares of Company Common Stock, and except for the Company Voting Agreements, there are no voting trusts, proxies, rights plans, antitakeover plans or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to any class of capital stock of the Company or with respect to any class of capital stock, partnership interest or similar ownership interest of any of its subsidiaries.

         2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate, on the terms and subject to the conditions hereof (including, without limitation, with respect to the Merger, the approval of this Agreement by holders of a majority of the outstanding Shares in accordance with Nevada Law), the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than (x) with respect to the Merger, the approval of this Agreement by holders of a majority of the outstanding Shares in accordance with Nevada Law, and (y) the filing of the Articles of Merger as required by Nevada Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

         2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of the Company's subsidiaries, (ii) subject, (x) with respect to the Merger, to the approval of this Agreement by holders of a majority of the outstanding Shares in accordance with Nevada Law and (y) to compliance with the requirements set forth in SECTION 2.5(B) hereof, conflict with or violate in any material respect any Legal Requirements applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) conflict with or violate, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any Company Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses
         (ii) or (iii), individually or in the aggregate, be reasonably likely to (A) be material to the Company and its subsidiaries taken as a whole, or, following the Effective Time, Parent or the Surviving Corporation, or (B) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or consummate the Transactions without any material delay.

                  (b)  The  execution  and  delivery  of this  Agreement  by the
         Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or foreign court, administrative agency, commission, governmental or regulatory authority of competent jurisdiction, or any non-governmental self-regulatory agency, commission or authority having (through authority granted by a governmental agency or commission) the force of law (each, a
         "GOVERNMENTAL ENTITY"), except in each case (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities Legal Requirements ("BLUE SKY LAWS") and state takeover laws, applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), applicable pre-merger notification requirements of foreign Governmental Entities, the rules and regulations of the Nasdaq Capital Market (the "NASDAQ"), and the filing and recordation of the Articles of Merger as required by Nevada Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, be reasonably likely to
         (A) be material to the Company and its subsidiaries taken as a whole or, following the Effective Time, Parent or the Surviving Corporation, or (B) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or consummate the Transactions without any material delay.

         2.6 COMPLIANCE.

                  (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any Legal Requirements applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that would not, individually or in the aggregate, be reasonably likely to be material to the Company and its subsidiaries taken as a whole.

                  (b) The Company's and its subsidiaries' material Approvals are in full force and effect, and the Company and its subsidiaries are in compliance in all material respects with the terms of each of such material Company Approval.

                  (c) The use by any Person of any Company Product (as defined in Section 2.18(b)) as such Company Product is intended by the Company to be used will not cause such Person to be in conflict with, or in default or violation of, any Legal Requirements, PCI Standards (as defined in SECTION 2.29(A)), CISP Requirements (as defined in SECTION 2.29(A)) or NACHA Rules (as defined in SECTION 2.29(A)).

         2.7 SEC FILINGS; FINANCIAL STATEMENTS; INTERNAL CONTROLS.

                  (a) Each report, schedule, form, registration statement, proxy statement and other document filed or furnished by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 2004 (together with all information incorporated by reference therein, the "COMPANY SEC REPORTS"), which are all the reports, schedules, forms, statements and documents required to be filed or furnished by the Company with the SEC since January 1, 2004 (including any Company SEC Report filed after the date of this Agreement): (i) was and will be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act and the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder (the "SARBANES-OXLEY ACT"), in each case, applicable to such Company SEC Report as of its respective date, as the case may be, and (ii) did not and will not at the time it was filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made, in the case of any such Company SEC Report filed under the Exchange Act) not misleading. None of the Company's subsidiaries is required to file any reports or other documents with the SEC.

                  (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (including any Company SEC Report filed after the date of this Agreement): (i) complied and will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect at the time of such filing; (ii) was and will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, may not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each presents fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end adjustments which were not or will not be material in amount or significance.

                  (c) The Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed or furnished, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

                  (d) Except as set forth on the Company Schedule, the Company's system of internal controls over financial reporting are reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed only in accordance with the authorization of management, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that could materially affect the Company's financial statements.

                  (e) The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are effective to provide reasonable assurance that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules, regulations and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

                  (f) The  Company's  management  has disclosed to the Company's auditors and the audit committee of the Board (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company's and its subsidiaries' ability to record, process, summarize and report financial information and has identified for the Company's auditors and audit committee of the Board any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company has made available to the Parent (i) a summary of any such disclosure made by management to the Company's auditors and audit committee, and (ii) any material communication made by management or the Company's auditors to the audit committee required or contemplated by listing standards of Nasdaq, the audit committee's charter or professional standards of the Public

         Company Accounting Oversight Board. No material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from Company or subsidiary of the Company employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to the Parent a summary of all such material complaints or concerns relating to other matters through the Company's whistleblower hot-line or equivalent system for receipt of employee or other person's concerns regarding possible violations of Legal Requirements by the Company or any of its subsidiaries or any of their respective employees. No attorney representing the Company or any of its subsidiaries, whether or not employed by the Company or any of its subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company, any subsidiary of the Company or any of its officers, directors, employees or agents to the Company's chief legal officer, audit committee (or other committee designated for the purpose) of the Board or the Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting, including in instances not required by those rules.

                  (g) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and with the applicable listing and other rules and regulations of the Nasdaq and has not received any notice from the Nasdaq asserting any non-compliance with such rules and regulations. Each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Reports, and the statements contained in such certifications are accurate in all material respects. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

         2.8 NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type (whether absolute, accrued, contingent or otherwise) (collectively, "LIABILITIES") which would be material to the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, except (i) Liabilities reflected in the Company's balance sheet as of June 30, 2006 (including any related notes thereto) (the "INTERIM BALANCE SHEET"), (ii) Liabilities incurred since June 30, 2006 (the "INTERIM BALANCE SHEET DATE") and prior to the date hereof in the ordinary course of business, none of which individually (in the case of this clause (ii)) is material to the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (iii) Liabilities incurred on or after the date of this Agreement in compliance with
SECTION 4.1 hereof.

         2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Interim Balance Sheet Date (i) there has not been any Material Adverse Effect on the Company,
(ii) neither the Company nor any of its subsidiaries has taken any of the actions set forth in SECTIONS

4.1(A) through 4.1(U), and (iii) there has not been any damage, destruction or other casualty loss with respect to any tangible asset or tangible property owned, leased or otherwise used by the Company or any of its subsidiaries having a value prior to such losses exceeding $100,000.

         2.10 ABSENCE OF LITIGATION. There are no material claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened (each, an "ACTION") against the Company or any of its subsidiaries, or any of their respective properties or assets or any of the executive officers or directors of the Company or any of its subsidiaries, before any Governmental Entity or arbitrator, nor is there any reasonable basis therefor. No investigation or review by any Governmental Entity is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any of their respective properties or assets or any of the executive officers or directors of the Company or any of its subsidiaries, nor has any Governmental Entity indicated to the Company an intention to conduct the same. To the knowledge of the Company, since June 30, 2003, no Governmental Entity has at any time challenged in writing or questioned in writing the legal right of the Company to conduct its operations as presently or previously conducted. The Company has provided to Parent true, correct and complete copies of all complaints, pleadings, motions and other filings and written correspondence (including settlement communications) regarding any Actions, investigations or challenges referred to in SECTION 2.10 of the Company Schedule.

         2.11 EMPLOYEE BENEFIT PLANS.(a) DEFINITIONS. With the exception of the definition of "AFFILIATE" set forth in SECTION 2.11(A)(I) below (which definition shall apply only to this SECTION 2.11), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "AFFILIATE" shall mean any other person or entity
                  under common  control  with the Company  within the meaning of
                  Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                           (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                           (iii) "CODE" shall mean the Internal  Revenue Code of
                  1986, as amended;

                           (iv)  "COMPANY  EMPLOYEE  PLAN"  shall mean any plan,
                  program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, severance, termination pay, deferred compensation, bonus, performance awards, stock or stock-related awards, fringe benefits, disability benefits, supplemental employment benefits, vacation benefits, retirement benefits, profit-sharing, post-retirement benefits, or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company has or may have any liability or obligation;

                           (v) "DOL" shall mean the Department of Labor;

                           (vi) "EMPLOYEE" shall mean any current or former or retired employee, consultant or director of the Company or any Affiliate;

                           (vii) "EMPLOYMENT AGREEMENT" shall mean each management, employment, severance, termination, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                           (viii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                           (ix) "FMLA" shall mean the Family  Medical  Leave Act
                  of 1993, as amended;

                           (x) "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company Employee Plan and each Employment Agreement that has been adopted, maintained or entered into by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, outside the jurisdiction of the United States or for the benefit of any Employee or Employees who perform services outside the United States;

                           (xi) "IRS" shall mean the Internal Revenue Service;

                           (xii) "MULTIEMPLOYER PLAN" shall mean any employee benefit plan which is a "multiemployer plan," as defined in
                  Section 3(37) of ERISA;

                           (xiii) "PENSION PLAN" shall mean each employee benefit plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                  (b) SCHEDULE. SECTION 2.11(B) of the Company Schedule contains an accurate and complete list of each material Company Employee Plan and each Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by applicable Legal Requirements or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Employment Agreement.

                  (c) DOCUMENTS. The Company has provided to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan, a written description of each material Company Employee Plan that is not set forth in a written document; (ii) the three (3) most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto, or otherwise), if any, required under ERISA, the Code or other applicable Legal Requirement in connection with each Company Employee Plan; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all IRS determination, opinion, notification and advisory letters, and all material applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vi) all material communications to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would reasonably be expected to result in any material liability to the Company; (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (viii) all COBRA forms and related notices (or such forms and notices as required under comparable Legal Requirements); (ix) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (x) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

                  (d) EMPLOYEE PLAN COMPLIANCE. Each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable Legal Requirements, including ERISA and the Code. Each Company Employee Plan intended to qualify under Section 401(a) or Section 401(k) of the Code and each trust intended to qualify under Section 501(a) of the Code has either (i) received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status, and each such trust as to its exempt status, under the Code, including all amendments to the Code effected by the Tax legislation commonly known as "GUST", and, to the Company's knowledge, no fact or event has occurred since the date of such determination, opinion, notification or advisory letter to adversely affect the qualified status of any such Company Employee Plan or the exempt status of each such trust, or (ii) has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan. No material "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or
         Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against or with respect to any Company Employee Plan or any Employment Agreement or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. The Company is not subject to any material penalty or tax with respect to any Company Employee Plan under Title I of ERISA or Sections 4975 through 4980 of the Code. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Company Employee Plans have been timely made or accrued. Each "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and the Internal Revenue Service's proposed regulations under
         Section 409A of the Code and no such plan has been materially modified since October 3, 2004. No nonqualified deferred compensation plan has been "materially modified" (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.

                  (e) PENSION PLAN. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

                  (f) COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE EMPLOYER PLANS. At no time has the Company or any Affiliate contributed to, participated in, or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any plan described in Section 413 of the Code or to any plan that was also at that time sponsored, participated in, or contributed to by any employer other than the Company or an Affiliate.

                  (g) NO SEVERANCE OR POST-EMPLOYMENT OBLIGATIONS. Except as set forth on SECTION 2.11(G) of the Company Schedule, no Company Employee Plan provides for the payment of severance or other benefits upon termination of employment. No Company Employee Plan provides, or reflects or represents any liability to provide retiree health or other welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has no expected liability or obligation as a result of representations, promises or contracts (whether in oral or written form) to or with any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health or other welfare benefits, except to the extent required by statute.

                  (h) HEALTH CARE COMPLIANCE. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

                  (i) EFFECT OF TRANSACTION.

                           (i)  The   execution  of  this   Agreement   and  the
                  consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                           (ii) No payment or benefit  which will or may be made
                  by the Company or its Affiliates with respect to any Employee or any other "disqualified individual" (as defined in Code
                  Section 280G and the regulations thereunder) will, individually or in combination with any other such payment, be characterized as a "parachute payment," within the meaning of
                  Section 280G(b)(2) of the Code.

                  (j) EMPLOYMENT MATTERS. The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by Legal Requirements or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth on SECTION 2.11(J) of the Company Schedule, there are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

                  (k) EMPLOYEE INFORMATION. The Company has made available to Parent a true, correct and complete list setting forth the names, positions and rates of compensation of all current officers, directors, employees and consultants of the Company, as of the date hereof, showing each such person's name, positions, and annual remuneration, bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year. To the knowledge of the Company, no executive or key employee of the Company has any plans to terminate his or her employment with the Company. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law except to the extent such failure could not reasonably be expected to result in a Material Adverse Effect. SECTION 2.11(K) of the Company Schedule sets forth a list of all former consultants of the Company.

                  (l) LABOR. No work stoppage, labor strike or slowdown against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                  (m) INTERNATIONAL EMPLOYEE PLAN. Neither the Company nor any of its Affiliates has ever established, maintained or administered an International Employee Plan.

                  (n) WARN ACT. The Company has complied with the Workers Adjustment and Retraining Notification Act of 1988, as amended ("WARN ACT") and all similar state Legal Requirements including applicable provisions of the California Labor Code. All Liabilities relating to the employment, termination or employee benefits of any former Employees previously terminated by the Company or an Affiliate including, without limitation, all termination pay, severance pay or other amounts in connection with the WARN Act and all similar state Legal Requirements including applicable provisions of the California Labor Code, shall be the responsibility of the Company.

                  (o) SECTION 409A. Each Company Employee Plan that is a deferred compensation arrangement has been identified as either being exempt from Section 409A of the Code or as subject to Section 409A of the Code (and identified as either an account balance plan or a non-account balance plan, and equity plan or a severance plan). Any Equity Award grants by the Company to its employees, directors and other service providers were made over Company Common Stock, have an exercise price that is at least equal to the fair market value of the Company Common Stock on the date that Equity Awards were granted, and the determination of the fair market value of such Equity Awards satisfied the valuation requirements of Section 409A of the Code.

         2.12 PROXY STATEMENT. Subject to the limitation set forth in the last sentence of this SECTION 2.12, (a) neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (as hereinafter defined), nor any amendment or supplement thereto (such proxy statement, as amended or supplemented, being referred to herein as the "PROXY STATEMENT"), shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Stockholders' Meeting (as defined in SECTION 5.2 hereof), and (b) no other documents that may be filed with the SEC in connection with the transactions contemplated by this Agreement shall, at the respective times filed with the SEC, in each case contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which it was made, not false or misleading. The Proxy

Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation is made by the Company in this SECTION 2.12 with respect to statements made based on information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement.

         2.13 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no Contract (noncompete or otherwise), or to the Company's knowledge, judgment, injunction, order or decree, binding upon the Company or its subsidiaries or to which the Company or any of its subsidiaries is a party which has the effect of prohibiting or limiting any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries, the solicitation or hiring of any person or the conduct of business by the Company or any of its subsidiaries as currently conducted. Without limiting the foregoing, neither the Company nor any of its subsidiaries has entered into any Contract under which it is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing or seeking to provide services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.14 TITLE TO PROPERTY.

                  (a) Neither the Company nor any of its subsidiaries owns any real property. SECTION 2.14(A)(I) of the Company Schedule sets forth a list of all real property currently leased by the Company or any of its subsidiaries. SECTION 2.14(A)(II) of the Company Schedule sets forth a list of all real property previously owned by the Company or any of its subsidiaries. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) of the Company or any of its subsidiaries, or to the knowledge of the Company, any other party thereto. The Company has made available to Parent true, complete and correct copies of each lease set forth on SECTION 2.14(A)(I) of the Company Schedule, and all amendments and modifications thereto. Each of the properties listed on
         SECTION 2.14(A)(II) of the Company Schedule were property transferred to third parties, are no longer owned by the Company and there are no outstanding, ongoing or residual obligations by the Company with respect to such properties.

                  (b) The Company and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, real, personal and mixed, used or held for use in its business, free and clear of all Liens, except for Permitted Liens (as defined below). As used in this Agreement, "PERMITTED LIENS" means: (i) Liens for Taxes (as herein defined) not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established; (ii) Liens securing indebtedness or other liabilities reflected in the Interim Balance Sheet; (iii) such non-monetary Liens or other imperfections of title, if any, that, individually or in the aggregate, would not be reasonably likely to (A) materially interfere with the present use or operation of any material property or asset of the Company or any of its subsidiaries or
         (B) materially detract from the value of such material property or asset; (iv) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations; (v) Liens disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Parent); and (vi) mechanics', carriers', workmen's , repairmen's and similar Liens incurred in the ordinary course of business.

                  (c) All the plants, structures and equipment of the Company and its subsidiaries, are in satisfactory condition and repair for their current and intended use by the Company, reasonable wear and tear excepted, except where the failure to be in satisfactory condition and repair would not reasonably be likely to have a Material Adverse Effect.

         2.15 TAXES.

                  (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or "TAXES" means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts;
         (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) TAX RETURNS AND AUDITS.

                           (i) The  Company  and each of its  subsidiaries  have
                  timely filed all Returns (defined below). Such Returns are true, correct and complete in all material respects. The Company and each of its subsidiaries have paid or withheld and paid to the appropriate Tax authority all material amounts of Taxes due, whether or not shown to be due on such Returns. As used in this Agreement, "RETURNS" means federal, state, local and foreign returns, forms, estimates, information statements and reports relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority.

                           (ii) The  Company and each of its  subsidiaries  have
                  withheld and paid to the appropriate Tax authority all Taxes required to be withheld and paid in connection with amounts paid and owing to any employee, independent contractor, creditor, stockholder or other third party (whether domestic or foreign).

                           (iii) Neither the Company nor any of its subsidiaries
                  has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extension of any the period for the assessment or collection of any Tax.

                           (iv) No audit or other  examination  of any Return of
                  the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination. The Company has delivered or made available to Parent true and complete copies of income tax Returns of the Company and its subsidiaries for the years ended September 30, 2001, 2002, 2003, 2004 and 2005, and true and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its subsidiaries or any predecessor, with respect to income Taxes. No material claim in writing has ever been made by a Tax authority in a jurisdiction where the Company or any of its subsidiaries do not file Returns that any of the Company or its subsidiaries is or may be subject to a Tax liability in that jurisdiction.

                           (v) No  adjustment  relating to any Returns  filed or
                  required to be filed by the Company or any of its subsidiaries has been proposed in writing, formally or informally, by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

                           (vi) Neither the Company nor any of its  subsidiaries
                  has any liability for any unpaid material Taxes (whether or not shown to be due on any Return) which has not been accrued for or reserved on the Company's Interim Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the Interim Balance Sheet Date in connection with the operation of the business of the Company and its subsidiaries in the ordinary course. There are no Liens with respect to material Taxes on any of the assets of the Company or any of its subsidiaries, other than customary Liens for Taxes not yet due and payable.

                           (vii) Except as set forth on SECTION  2.15(B)(VII) of
                  the Company Schedule, there is no Contract, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code. There is no Contract, plan or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to
                  Section 4999 of the Code.

                           (viii)   Neither   the   Company   nor   any  of  its
                  subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement. Neither the Company nor any of its subsidiaries has ever been a member of a group filing a consolidated, unitary, combined or similar Return (other than Returns which include only the Company and any of its subsidiaries) under any federal, state, local or foreign Legal Requirements. Neither the Company nor any of its subsidiaries has any liability for Taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. Neither the Company nor any of its subsidiaries is party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal and applicable state, local or foreign Tax purposes.

                           (ix) None of the Company's or its subsidiaries' assets are tax exempt use property within the meaning of
                  Section 168(h) of the Code. Neither the Company nor any of its subsidiaries has agreed, or is or was required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise (or by reason of any similar provision of state, local or foreign Legal Requirements).

                           (x) Neither  the Company nor any of its  subsidiaries
                  has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

                           (xi) Neither the Company nor any of its  subsidiaries
                  has been a party to a "reportable transaction," as such term is defined in Treasury Regulations Section 1.6011-4(b)(1) or to a transaction that is or is substantially similar to a "listed transaction," as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax Legal Requirement.

                           (xii) Neither the Company nor any of its subsidiaries
                  has, or has had, any permanent establishment in any foreign country, as defined in any applicable Tax convention.

         2.16 ENVIRONMENTAL MATTERS.

                  (a) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "ENVIRONMENTAL LAW" shall mean any applicable federal, state, local and foreign laws, regulations, ordinances, and common law relating to pollution or protection of human health (to the extent relating to exposure to Materials of Environmental Concern) or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of, or exposure to, Materials of Environmental Concern.

                           (ii) "MATERIALS OF ENVIRONMENTAL  CONCERN" shall mean
                  hazardous chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, lead or lead-based paints or materials, radon, toxic fungus, toxic mold, mycotoxins or other hazardous substances that would reasonably be expected to have an adverse effect on human health or the environment.

                  (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries are in compliance with all applicable Environmental Laws, (ii) neither the Company nor any of its subsidiaries has any liabilities or obligations arising from the release of any Materials of Environmental Concern by the Company or any of its subsidiaries into the environment, (iii) the Company and its subsidiaries currently hold all material environmental Approvals (the "COMPANY ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's and its subsidiaries' activities and businesses as such activities and businesses are currently being conducted, (iv) all such Company Environmental Permits are valid and in full force and effect, and (v) the Company and its subsidiaries have complied in all material respects with all covenants and conditions of any such Company Environmental Permit.

                  (c) Neither the Company nor any of its subsidiaries has received written notice of violation of any Environmental Law or any formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity that is pending or threatened.

                  (d) Neither the Company nor any of its subsidiaries is a party to or bound by any court order, administrative order, consent order or other Contract between the Company or any of its subsidiaries on the one hand, and any Governmental Entity or other third party on the other hand, entered into in connection with any legal obligation, remediation or liability arising under or with respect to any Environmental Law.

                  (e) A true, complete and correct copy of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or any of its subsidiaries which the Company has possession of or access to have been made available to Parent.

                  (f) The Company has no knowledge of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any of its subsidiaries.

         2.17 THIRD PARTY EXPENSES. Except pursuant to the engagement letter with Wedbush Morgan Securities dated June 30, 2006, a copy of which has been furnished to Parent, neither the Company nor any of its subsidiaries has incurred,  nor  will  it  incur,  directly  or  indirectly,  any  liability  for brokerage, finders or financial advisory fees or agent's commissions or any similar charges in connection with this Agreement or the Transactions contemplated hereby.

         2.18 INTELLECTUAL PROPERTY.

                  (a) For purposes of this Agreement, "INTELLECTUAL PROPERTY" shall mean collectively all of the following types of intangible assets: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents and patent disclosures; (ii) all trademarks, service marks, trade dress, logos, domain names, URLs, trade names and other source indicators, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;
         (iii) all works of authorship, including all copyrights therein (whether registered or unregistered), and all applications, registrations and renewals in connection therewith; (iv) all trade secrets and confidential information (including documented research and development, documented know-how, processes, data, designs, specifications, customer lists, sales prospect lists, distributor lists, supplier lists, pricing and cost information, and marketing plans and proposals); (v) all software, including all source code, object code, firmware, related documentation, files, data, and all media on which any of the foregoing is recorded; and (vi) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world. For purposes of this Agreement, "PATENTS" means all United States and foreign patents and applications therefore and all reissues, divisions, renewals, reexaminations, extensions, provisionals, continuations, continuing prosecution applications and continuations-in-part thereof.

                  (b)  SECTION  2.18(B)  of  the  Company  Schedule  contains  a complete and accurate list (by name and version number, as appropriate) of all products, software or service offerings of the Company and its subsidiaries (collectively, "COMPANY PRODUCTS") (i) that have been operated, sold, licensed, distributed or otherwise provided in the three (3) year period preceding the date hereof, (ii) that the Company or any of its subsidiaries intends to operate, sell, license, distribute or otherwise provide in the future, for which development is materially underway and (iii) for which the Company or any of its subsidiaries has any liability related thereto.

                  (c) The Company or one of its subsidiaries exclusively owns or possesses sufficient legal rights to use all Intellectual Property used to conduct the business of the Company as it is currently conducted. The Company or one of its subsidiaries is the exclusive owner of all right, title and interest in and to the Company Intellectual Property and has the rights to make, use, sell, export, import, license, assign, transfer or otherwise commercially exploit the Company Intellectual Property without payment or other obligations to third parties. Each item of Company Intellectual Property is free and clear of any liens or encumbrances, except for non-exclusive licenses granted to end-user customers or other third parties in the ordinary course of business consistent with past practices, the forms of which have been provided to Parent. For purposes of this Agreement, "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property owned by or purported to be owned by the Company, or any of its subsidiaries including without limitation as incorporated in or otherwise used in connection with Company Products.

                  (d) Neither the Company nor any of its subsidiaries has (A) granted or agreed to grant any exclusive license of or right to use, or authorized the retention of any rights to use or joint ownership of, any Company Intellectual Property, to any person, (B) permitted any person to modify, improve or create derivative works of Company Intellectual Property or own any Intellectual Property rights therein,
         (C) disclosed any source code that is Company Intellectual Property to any person, or (D) granted "most favored customer" status to any person or subjected itself to a non-compete agreement of any kind in any jurisdiction or other restriction in its business.

                  (e) To the Company's knowledge, all Company Intellectual Property was written and/or created solely by either (i) employees of the Company or one of its subsidiaries acting within the scope of their employment, (ii) third parties, all of whom have validly and irrevocably assigned all of their rights, including Intellectual Property rights therein, to the Company or one of its subsidiaries, or
         (iii) third parties who have entered into an agreement with the Company or one of its subsidiaries pursuant to which any Intellectual Property authored or created by such third party would be considered a "work made for hire" pursuant to 17 U.S.C. ss. 101 et seq., and no such third party owns or has any rights to any such Intellectual Property.

                  (f) SECTION 2.18(F) of the Company Schedule sets forth a true and complete list of all Company Registered IP and the jurisdiction(s) in which each item of Company Registered IP was or is filed or registered, whether pending or abandoned, including the respective application or registration numbers and dates. Each item of Company Registered IP is currently in compliance with all formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use), except to the extent any failure would not be reasonably likely to have a Material Adverse Effect, and is valid and subsisting. All necessary documents and certificates in connection with such Company Registered IP have been filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of applying for, perfecting, prosecuting and maintaining such Company Registered IP. There are no actions that must be taken by the Company or any of its subsidiaries within one hundred twenty (120) days of the date hereof, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates, for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Company Registered IP. "COMPANY REGISTERED IP" means any Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Authority at any time that is owned by, filed in the name of, or applied for by, the Company or any of its subsidiaries.

                  (g) SECTION 2.18(G) of the Company Schedule sets forth a true and complete list of all Public Software currently used in the operation of the business of the Company or any of its subsidiaries, used or incorporated with Company Products or distributed at any time, in whole or in part, by the Company in connection with the business of the Company or any Company Products. No software covered by or embodying any Company Intellectual Property or Company Product, or used in the operation of the business of the Company, has been or is being distributed, in whole or in part, or is being used in conjunction with any Public Software in a manner which would require that such software or Company Product be disclosed or distributed in source code form or made available in any form at no charge. For purposes of this Agreement, "PUBLIC SOFTWARE" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, "shareware", open source software or similar licensing or distribution models, including without limitation software licensed under the following licenses or distribution models: the GNU General Public License (GPL), GNU Lesser General Public License or GNU Library General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License.

                  (h) SECTION 2.18(H)(I) of the Company Schedule lists all IP Licenses pursuant to which the Company or any of its subsidiaries is granted rights to any Intellectual Property of a third party used in or in connection with the business of the Company or its subsidiaries within the past three (3) years, except for non-negotiated licenses of generally commercially available software that have been licensed by the Company on standard terms and Public Software licenses set forth on
         SECTION 2.18(G) of the Company Schedule; SECTION 2.18(H)(II) of the Company Schedule lists all IP Licenses pursuant to which a third party is granted rights to any material Company Intellectual Property, except for agreements with Company's or its subsidiaries' customers entered into in the ordinary course of business consistent with past practices in the form made available to Parent; and SECTION 2.18(H)(III) of the Company Schedule lists, for each Company Product, all Intellectual Property incorporated in or used in connection with such Company Product that is not Company Intellectual Property and the IP License pursuant to which Company or any of its subsidiaries acquired the right to use such Intellectual Property, other than either of the following so long as they are not distributed for use with, or incorporated in, a Company Product constituting software that is distributed, directly or indirectly, to end users: (A) non-negotiated licenses of generally commercially available software that have been licensed by the Company on standard terms; and (B) Public Software licenses set forth on
         Section 2.18(g) of the Company Schedule. For the purposes of this Agreement, "IP LICENSES" means all the contracts, licenses and agreements to which the Company or any of its subsidiaries is a party with respect to any Intellectual Property licensed to or by, or created for or by, the Company or any of its subsidiaries.

                  (i) All material IP Licenses are in full force and effect. Neither the Company nor any of its subsidiaries is in breach of nor has the Company or any of its subsidiaries failed to perform under, and neither the Company nor any of its subsidiaries has received any notice of any breach or failure to perform under, any IP License and, to the knowledge of the Company, no other party to any such IP License is in breach thereof or has failed to perform thereunder. Neither the Company nor any of its subsidiaries is currently in dispute with another party regarding the scope of any IP License, or regarding performance by any party under any IP License, including any payments to be made or received by the Company or any of its subsidiaries thereunder. The consummation of the transactions contemplated by this Agreement (including any subsequent merger of the Surviving Corporation into the Parent) will neither violate nor result in the breach, modification, cancellation, termination or suspension of any IP Licenses or entitle the other party or parties to such IP Licenses to terminate such IP Licenses. Following the Closing Date (and any merger of the Surviving Corporation into the Parent), both the Parent and the Surviving Corporation will be permitted to exercise all of Company's or its subsidiaries' rights under the IP Licenses to the same extent Company or the relevant subsidiary would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company or such subsidiary would otherwise be required to pay. Neither the transactions nor any merger of the Surviving Company with the Parent, will result in any third party being granted any rights to any Company Intellectual Property that are in addition to, or greater than, such third party currently has under such IP Licenses, including any access to or release of any source or object code owned by or licensed to the Company or any of its subsidiaries.

                  (j) The Company's and its subsidiaries' conduct of their business as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property owned or claimed by another person, violate any other intellectual property right of another person (including any right to privacy or publicity), or constitute unfair competition or trade practices under or, to the knowledge of Company, otherwise violate the Legal Requirements of, any jurisdiction, and neither the Company nor any of its subsidiaries has received any notice thereof.

                  (k) No person has asserted or, to the knowledge of the Company, threatened to assert, any claims challenging the use, ownership, validity or enforceability of any Company Intellectual Property or Company Product. No material Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer, use or conveyance thereof by the Company or any of its subsidiaries.

                  (l)  Neither  the  Company  nor  any of its  subsidiaries  has brought any actions or lawsuits alleging (A) infringement or misappropriation of any of the Company Intellectual Property or (B) breach of any license, sublicense or other agreement authorizing another party to use any Company Intellectual Property, and, to the knowledge of the Company, there does not exist any facts which could form the basis of any such action or lawsuit. Neither the Company nor any of its subsidiaries has entered into any agreement granting any person the right to bring infringement or misappropriation actions with respect to, or otherwise to enforce rights with respect to, any of the Company Intellectual Property.

                  (m) The Company and its subsidiaries have taken all reasonable steps to protect the confidential information and trade secrets (as defined by each applicable jurisdiction) used in or necessary for the conduct of the business of the Company as currently conducted and as currently contemplated or provided by any other person to the

         Company or any of its subsidiaries pursuant to a written non-disclosure agreement and/or marked as "proprietary" or "confidential." Without limiting the foregoing, (i) the Company has, and enforces, a policy requiring each current and former employee of the Company and its subsidiaries to execute proprietary information, confidentiality and assignment agreements substantially in the form(s) attached to SCHEDULE 2.18(M)(I) (the "EMPLOYEE PROPRIETARY INFORMATION AGREEMENT"), (ii) the Company has, and enforces, a policy requiring each current and former consultant or independent contractor of the Company and its subsidiaries to execute a consulting agreement containing proprietary information, confidentiality and assignment provisions substantially in the form attached to SCHEDULE 2.18(M)(II) (the "CONSULTANT PROPRIETARY INFORMATION AGREEMENT") and (iii) except as provided in SCHEDULE 2.18(M)(III), all current and former employees, consultants and independent contractors of the Company and its subsidiaries have executed an Employee Proprietary Information Agreement or a Consultant Proprietary Information Agreement, as appropriate. None of the current and former employees, consultants and independent contractors identified on SCHEDULE 2.18(M)(III) has at any time contributed to the creation or development of material Company Intellectual Property.

                  (n) No government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of any material Company Intellectual Property. To the Company's knowledge, no current or former employee, consultant or independent contractor of the Company or any of its subsidiaries who was involved in, or who contributed to, the creation or development of any material Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its subsidiaries.

                  (o) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any IP Licenses, contracts or agreements to which the Company or any of its subsidiaries is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, either of them,
         (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by to Company or any of its subsidiaries, respectively, prior to the Closing. The Company and its subsidiaries can validly transfer all Company Intellectual Property to Parent or one of its subsidiaries without restriction or penalty.

         2.19 CONTRACTS.

                  (a) Neither the Company nor any of its subsidiaries is a party to or is bound by:

                           (i) any  Contract  with (A) a  payment  processor  or
                  settlement bank, and (B) a Member Bank;

                           (ii) any  Contract  with any reseller or any Contract
                  with any independent service or sales organization, agent, agent bank or any other non-employee/independent person that solicit Merchants (as defined in SECTION 2.29 hereof) for or on behalf of the Company or any of its subsidiaries;

                           (iii) any Contract with any Significant  Supplier (as
                  defined in SECTION 2.20(B) hereof);

                           (iv) any Contract with any  Significant  Customer (as
                  defined in SECTION 2.20(A) hereof);

                           (v) any joint  venture,  partnership or other similar
                  agreement involving co-investment with a third party;

                           (vi) any (A) note, indenture, loan agreement,  credit
                  agreement, financing agreement, or other evidence of indebtedness relating to the borrowing of money, (B) guaranty made by the Company or any subsidiary in favor of any person, or (C) letter of credit issued for the account of the Company or any subsidiary under which the Company or any of its subsidiaries has obligations of at least $250,000;

                           (vii) any lease of real property having a value in excess of $250,000 or of personal property having a value in excess of $100,000;

                           (viii) any agreement of  indemnification or guaranty,
                  other than any agreement of indemnification entered into in connection with the sale or license of Company Products in the ordinary course of business on one of the Company's standard forms, true, complete and correct copies of which are attached to SECTION 2.19(A)(VIII) of the Company Schedule;

                           (ix) any agreement,  contract or commitment  relating
                  to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of business, and any agreement, contract, commitment, instrument, escrow instruction or grant deed entered into or otherwise issued in connection with the disposition or abandonment of any real property and any indemnification or other agreement entered into in connection with or ancillary to any such disposition or abandonment;

                           (x) any  Contract  (other  than  any  Contracts  with
                  Significant Suppliers and Contracts with Significant Customers referenced in Section 2.19(a)(iii) and 2.19(a)(iv)) (A) that involved an excess of $250,000 being paid to the Company over the last twelve (12) months or is reasonably expected to involve in excess of $250,000 being paid to the Company over the next twelve months, or (B) involving in excess of $250,000 being paid by the Company over the term thereof;

                           (xi) any  agreement,  contract or commitment in which
                  the Company or any of its subsidiaries grants any person exclusive rights, including any exclusivity with respect to any product, service, market, industry, field of use, or geographic territory;

                           (xii) any Contract currently in force under which the
                  Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service, or any Contract pursuant to which the Company or any of its subsidiaries have continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole, by the Company or any of its subsidiaries;

                           (xiii) any  Contract  to provide  source  code to any
                  third party;

                           (xiv) any (A)  settlement  agreement  entered into in
                  the past three years, and (B) other settlement agreement under which the Company has any material ongoing obligations or receives any material ongoing benefits or rights;

                           (xv) any Contract requiring the delivery of financial
                  statements by the Company or any of its subsidiaries;

                           (xvi) any other Contract or commitment that is of the
                  nature required to be filed by Company as an exhibit to an Annual Report on Form 10-K under the Exchange Act or disclosed on Form 8-K under the Exchange Act; or

                           (xvii) each amendment,  supplement,  and modification
                  in respect of any of the foregoing.

                  (b) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company any other party to a Company Contract (as defined below), is in breach, violation or default under any Company Contract, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the Contracts or commitments to which the Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in
         SECTION  2.11(B)  (but only with  respect  to  Employment  Agreements),
         SECTION 2.18(H) or SECTION 2.19(A) of the Company Schedule (any such Contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). The Company has furnished to Parent true, complete and correct copies of all Company Contracts. Each Company Contract is in full force and effect and constitutes a legal and binding obligation of the Company (if the Company is a party to such Company Contract) or the subsidiary that is party thereto, and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

         2.20 CUSTOMERS AND SUPPLIERS.

                  (a) SECTION 2.20(A)(I) of the Company Schedule contains a list of the 50 largest customers of the Company based on consolidated net revenues of the Company and its subsidiaries (taken as a whole) during the fiscal years ended September 30, 2005 and September 30, 2006 (the "SIGNIFICANT CUSTOMERS"). Between September 30, 2005 and the date hereof, no Significant Customer has cancelled, failed to renew or otherwise terminated, or notified the Company in writing of its intention to cancel, fail to renew or otherwise terminate, its Contract with the Company. SECTION 2.20(A)(II) of the Company Schedule
         identifies each current customer of the Company which acts as an "Internet wallet" for processing online transactions (each such listed customer being referred to herein as an "INTERNET WALLET CUSTOMER"), together with the revenue recognized from each such Internet Wallet Customer for the Company's fiscal year ended September 30, 2006.

                  (b) SECTION 2.20(B) of the Company Schedule contains a list of the 25 largest suppliers of the Company based on consolidated purchases of the Company and its subsidiaries (taken as a whole) during the fiscal years ended September 30, 2005 and September 30, 2006 (the "SIGNIFICANT SUPPLIERS"). Between September 30, 2005 and the date hereof, no Significant Supplier has cancelled, failed to renew or otherwise terminated, or notified the Company in writing of its intention to cancel, fail to renew or otherwise terminate, its Contract with the Company.

         2.21 INSURANCE. SECTION 2.21 of the Company Schedule lists all insurance policies and/or fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries (collectively, the "INSURANCE POLICIES"). There is no claim by the Company or any of its subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such Insurance Policies have been paid, and the Company and each of its subsidiaries, as the case may be, is otherwise in compliance with the terms of such Insurance Policies, except where any failure to be in compliance would not, individually or in the aggregate, be reasonably likely to be material to the Company and its subsidiaries taken as a whole.

         2.22 OPINION OF FINANCIAL ADVISOR. The Company has been advised in writing by its financial advisor, Wedbush Morgan Securities, that in its opinion, as of the date of this Agreement, the Merger Consideration is fair to the stockholders of the Company from a financial point of view.

         2.23 BOARD APPROVAL. The Board has, as of the date of this Agreement, unanimously (i) determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved, subject to stockholder approval, the Transactions, and (iii) resolved, subject to the terms of this Agreement, to recommend that the stockholders of the Company approve this Agreement.

         2.24 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding Shares are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Transactions, including the Merger.

         2.25 STATE TAKEOVER STATUTES; RIGHTS AGREEMENT.

                  (a) Neither Sections 78.378-78.3793 nor Sections 78.411-78.444
         of Nevada Law apply to the Merger or any of the Transactions or the Voting Agreements or any of the transactions contemplated by the Voting Agreements. No other state takeover or dissenters' rights statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement and the Company Voting Agreements or the Transactions and the transactions contemplated by the Company Voting Agreements in any state in which the Company or its Subsidiaries conduct business.

                  (b) The Company has amended the Rights Agreement in accordance with its terms to render it inapplicable to this Agreement, the Merger and the Transactions.

         2.26 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that as of the date hereof that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         2.27 ILLEGAL PAYMENTS, ETC. In the conduct of their business, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective Representatives, has (a) directly or indirectly, given, or agreed to give, any gift, contribution, payment or similar benefit that is or was illegal under applicable Legal Requirement to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company or any of its subsidiaries (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any contribution that is or was illegal under applicable Legal Requirements, or reimbursed any political gift or contribution that is or was illegal under applicable Legal Requirements made by any other person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         2.28 PRIVACY.

                  (a) The Company and each of its subsidiaries has (i) complied in all material respects with all applicable Legal Requirements governing the acquisition, sharing, use or security from unauthorized disclosure of non-public personal information (including account numbers, balance information, and, if it would disclose that the Company or such subsidiary has non-public information with respect to such person, such person's name, address, telephone number or email address) with respect to natural persons ("NPI") that is possessed or otherwise subject to the control of the Company or any of its subsidiaries, (ii) adopted, implemented and maintains a system of internal controls sufficient to provide reasonable assurance that the Company and each of its subsidiaries complies with the Legal Requirements described in clause (i) and that none of the Company or any of its subsidiaries will acquire, fail to secure, share or use such NPI in a manner inconsistent with (A) such Legal Requirements, (B) any policy adopted by the Company or such subsidiary, (C) any contractual commitment made by the Company or such subsidiary that is applicable to such NPI, or (D) any privacy policy or privacy statement from time to time published or otherwise made available to third parties by the Company or such subsidiary (collectively, "PRIVACY STATEMENT"), (iii) in connection with each third party servicing, outsourcing or similar arrangement, contractually obligated any service provider to (A) comply with the Legal Requirements described in clause (i) with respect to NPI acquired from or with respect to the Company or any of its subsidiaries, (B) take reasonable steps to protect and secure from unauthorized disclosure NPI acquired from or with respect to the Company or any of its subsidiaries, (C) restrict use of NPI acquired from or with respect to the Company or any of its subsidiaries to those authorized or required under the servicing, outsourcing or similar arrangement, and (D) afford to the Company or such subsidiary or their Representatives access to the places of business and systems of such servicer, outsourcer or similar provider to assess compliance with such contractual obligations, and (iv) periodically tested the system of internal controls described in clause (ii) and, to the extent warranted by risk, the internal controls of any service provider, to assess the effectiveness, implementation and required improvements of or to any such system of internal controls.

                  (b) Neither the execution of this Agreement nor the consummation of the Merger will result in a violation or breach of any Privacy Statement or otherwise increase the burden of compliance on the Company, any of its subsidiaries or any successor of compliance with the Privacy Statements.

                  (c) Except for disclosures of information (i) permitted under the Fair Credit Reporting Act, (ii) to servicers providing services to the Company or any of its subsidiaries, or (iii) as otherwise required under applicable Legal Requirements, none of the Company or any of its subsidiaries sells, rents or otherwise makes available to third parties or any affiliate any NPI.

         2.29 COMPLIANCE WITH APPLICABLE STANDARDS; MERCHANT AGREEMENTS.

                  (a)  The  Company  and  its  subsidiaries  have  operated  and conducted their business (including their processing systems and software) in compliance in all material respects with all Payment Card Industry Standards (including the PCI Data Security Requirements) (the "PCI STANDARDS"), the Visa Cardholder Information Security Program requirements (the "CISP REQUIREMENTS") and all Operating Rules of the Electronic Payments Association ("NACHA RULES"). The Company and its subsidiaries have operated and conducted their business in material compliance with any and all applicable Card Association rules and regulations. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their customers have lost or had stolen any cardholder or check-writer account information or information related to cardholder or check-writer accounts such as social security numbers. The Company has made available to Parent all correspondence with any Card Association or NACHA relating to compliance with the PCI Standards, the CISP Requirements or the NACHA Rules.

                  (b) The Company owns all Merchant Accounts free and clear of all Liens other than any Permitted Liens. Subject to the terms, conditions and limitations set forth in the Company's existing agreement with First Regional Bank, the Company has the right to transfer Merchant Accounts to another qualified Member Bank and to direct its existing Member Bank to execute the necessary transfer and assignment documents to accommodate such transfer.

                  (c) For purposes of this Agreement, the following terms have the following meanings:

                           (i) "CARD  ASSOCIATION"  means VISA USA,  Inc.,  VISA
                  Canada, Inc., VISA International, Inc., MasterCard International, Inc., Novus, American Express, Diner's Club, JCB International Co., Ltd. and any legal successor organizations or association of any of them.

                           (ii) "MEMBER BANK" means a member of VISA and/or MasterCard which is authorized by such associations to enter or receive transactions into (or from) such associations' settlement and authorization systems, and to participate in such associations' charge card programs, or a participant bank in Visa's POS Check Service program.

                           (iii) "MERCHANT" means any customer who enters into a
                  Merchant Agreement for the purpose of participating in the Merchant Program (as defined below).

                           (iv) "MERCHANT ACCOUNTS" means the written contractual relationship between a Merchant on the one hand, and/or a Member Bank and the Company and any of its subsidiaries on the other for the acquisition and processing of transactions.

                           (v) "MERCHANT  AGREEMENT"  means any Contract between
                  the Company and any of its subsidiaries and a Merchant, including any merchant bank card application, merchant debit card application and processing agreement, Visa POS check conversion merchant application, Xpress CheX ACH services application, agreement for check collection services for electronic checks, agreement for paper check collection services, paper check verification service application, paper check guarantee merchant application, batch RCK check processing services application Maestro Network sponsor agreement, equipment agreement, bank card/check services application, NCN participation agreement, electronic check services and processing agreement, terminal lease agreement and all other agreements and applications pursuant to which the Company and its subsidiaries provides services to Merchants, as such agreements have been amended from time to time.

                           (vi) "MERCHANT PROGRAM" means the package of services
                  offered by the Company or any of its subsidiaries and a Member Bank to a customer which enables a Merchant to (x) which permits the Merchant make sales to a credit or debit card holder or which permits the Merchant to present sales records to a processor for payment or processing, and/or (y) which permits the Merchant to present or re-present checks for authorization, guarantee, payment, settlement or processing.

         2.30 FEDERAL RESERVE REGULATIONS. Neither the Company nor any of its subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System).

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby jointly and severally represent and warrant to the Company, subject only to exceptions disclosed in writing in the disclosure schedule supplied by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT SCHEDULE"), as follows:

         3.1 CORPORATE ORGANIZATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Nevada, respectively, and has the requisite corporate power and authority and all necessary Approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not be reasonably likely to have a Parent Material Adverse Effect (as defined below). As used in this Agreement, the term "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or consummate the Transactions without any material delay.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, or to consummate the Transactions (other than, with respect to the Merger, the filing of the Articles of Merger as required by Nevada Law). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

         3.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate Parent's certificate of incorporation or bylaws or Merger Sub's articles of incorporation or bylaws, (ii) subject to compliance with the requirements set forth in SECTION 3.3(B) hereof, conflict with or violate any Legal Requirements applicable to Parent or by which its properties are bound or affected, or (iii) conflict with or violate, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to any Contract to which Parent is a party or by which Parent or its properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (ii) or (iii) individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, applicable requirements, if any, of the HSR Act, applicable pre-merger notification requirements of foreign Governmental Entities, the rules and regulations of the Nasdaq National Market, and the filing and recordation of the Articles of Merger as required by Nevada Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

         3.4 PROXY STATEMENT. Subject to the limitation set forth in the last sentence of this SECTION 3.4, the information supplied by Parent and Merger Sub
(a) for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Stockholders' Meeting, and (b) for inclusion in any other documents that may be filed with the SEC in connection with the transactions contemplated by this Agreement shall not, at the respective times filed with the SEC, in each case contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which it was made, not false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion in the Proxy Statement.

         3.5 SUFFICIENT FUNDS. Parent has and will have at the Effective Time sufficient funds to perform (and cause Merger Sub to perform) its obligations under this Agreement and consummate the Transactions, including payment of the consideration set forth in Article I.

         3.6 NO BUSINESS ACTIVITIES. All of the outstanding capital stock of Merger Sub is owned by Parent, directly or indirectly through one or more wholly owned subsidiaries. Merger Sub is not a party to any material contract and has not conducted any business activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the Company Voting Agreements and the consummation of the Transactions. Merger Sub has no subsidiaries.

         3.7 OWNERSHIP OF COMPANY STOCK. Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an "interested stockholder" of Company as defined in Section 78.423 of Nevada Law.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS BY COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld), carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Legal Requirements, pay its Liabilities (including the costs and expenses associated with this Agreement and the Transactions) and Taxes when due (subject to good faith disputes over such Liabilities or Taxes), pay or perform its other obligations when due, maintain insurance in amounts and against risks and losses consistent with insurance maintained as by the Company and its subsidiaries as of the date of this Agreement, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, consultants, licensors, licensees and others with which it has significant business dealings. In addition, the Company shall promptly notify Parent of any material event involving its business or operations occurring outside the ordinary course of business, including but not limited to, prompt written notice of a potential or proposed Special IP Transaction (as defined below) or any negotiation by the Company relating thereto.

         In addition, without the prior written consent of Parent, except as specifically permitted or required by this Agreement and except as provided in
SECTION 4.1 of the Company Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not, and shall not permit its subsidiaries to, do any of the following:

                  (a) Cause, permit or submit to a vote of the Company's stockholders any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

                  (b) Issue, deliver, sell, authorize or designate (including by certificate of designation) or pledge or otherwise encumber, or propose any of the foregoing with respect to any shares of capital stock of the Company or its subsidiaries or any securities convertible into shares of capital stock of the Company or its subsidiaries, or subscriptions, rights, warrants or options to acquire any shares of capital stock of the Company or its subsidiaries or any securities convertible into shares of capital stock of the Company or its subsidiaries, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding as of the date of this Agreement which are either vested on the date hereof or vest after the date hereof in accordance with their terms on the date hereof, in each case as disclosed on the Company Schedule;

                  (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, securities or property) in respect of any capital stock of the Company or its subsidiaries or split, combine or reclassify any capital stock of the Company or its subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company or its subsidiaries;

                  (d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, except repurchases of unvested shares at or below cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date of this Agreement, PROVIDED that no such repurchase shall be permitted in the event the per share repurchase price is greater than the Merger Consideration;

                  (e) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any Equity Award, reprice any Company Stock Option, or authorize cash payments in exchange for any Equity Award;

                  (f) Grant or pay any severance or termination pay or any bonus or other special remuneration (whether in cash, securities or property) or any increase thereof to any director, officer, consultant or employee except pursuant to written agreements outstanding on the date hereof disclosed on SECTION 2.11(B) of the Company Schedule, adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof (including without limitation any retention, change of control or similar agreement), grant any equity-based compensation, whether payable in cash, securities or property, or enter into any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby;

                  (g) Grant any loans or advances to employees, officers, directors or other third parties, make any investments in or capital contributions to any person, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

                  (h) (i) Increase the  compensation  or benefits  payable or to become payable to officers, directors, consultants, or employees (other than as disclosed on SECTION 2.11(B) of the Company Schedule), (ii) enter into any new or amend any existing Company Employee Plan,
         Employment Agreement, indemnification, collective bargaining, or similar agreement, except in the ordinary course of business (provided doing so does not materially increase the cost associated with such plan or agreement) and except as required by applicable Legal Requirements, (iv) hire any employee at or above the level of manager or for a total annual compensation (including bonus opportunity) of equal to or more than $50,000, (v) hire any employee below the level of manager and for a total annual compensation (including bonus opportunity) of less than $50,000, other than in the ordinary course of business, or (vi) terminate any employee (except termination for cause);

                  (i) Enter into, amend in any material respect or terminate (other than any termination as the result of the expiration of the term of any agreement), or waive or assign any material right under any (i) Company Contract (or any Contract that would be a Company Contract if it were to exist as of the date of this Agreement), or (ii) any Contract with an affiliate of the Company;

                  (j) Make or commit to make any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;

                  (k)  Acquire or agree to  acquire by merging or  consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or any ownership interest in any of the foregoing, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or similar alliances;

                  (l) Waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any Contract to which the Company or any of its subsidiaries is a party or of which the Company or any of its subsidiaries is a beneficiary;

                  (m) Sell, lease, license, encumber or otherwise dispose of any properties or assets except (i) sales of inventory in the ordinary course of business consistent with past practice, (ii) dispositions of obsolete and unsaleable inventory or equipment, and (iii) transactions permitted by
         SECTION 4.1(N);

                  (n) Other than in the ordinary course of business consistent with past practice, sell, lease, license, transfer or otherwise dispose of, or otherwise extend, amend or modify in any material respect, any rights to, Company Products or other Company Intellectual Property, or otherwise extend, amend or modify or forfeit or allow to lapse any right thereto (for the avoidance of doubt, any grant of a material right in, entering into a Contract pertaining to royalty or license fee terms with the party identified on SECTION 4.1(N) of the Company Schedule regarding, or disclosure of Company source code or other material Company Intellectual Property to such other party, whether or not in connection with such other party's exercise of its license option under that certain agreement set forth on SECTION 4.1(N) of the Company Schedule (a "SPECIAL IP TRANSACTION"), shall be deemed a breach of this SECTION 4.1(N));

                  (o) Issue or agree to issue any refunds, credits, allowances or other concessions with customers with respect to amounts collected by or owed to the Company or any of its subsidiaries in excess of $50,000 individually or $250,000 in the aggregate;

                  (p) Enter into any new line of business;

                  (q) Except as required by GAAP, revalue any of its assets (including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice) or make any change in accounting methods, principles or practices;

                  (r) Make any material Tax election, settle or compromise any material Tax liability or refund, file any amendment to a material Return, enter into any closing agreement or consent to any extension or waiver of any limitation period with respect to material Taxes;

                  (s) Take any action, or fail to take any action, with the intention of causing any representation or warranty made by the Company contained in this Agreement to become untrue or inaccurate in any material respect;

                  (t) Commence or settle any pending or threatened litigation, proceeding or investigation (whether or not commenced prior to the date of this Agreement), other than (i) any litigation to enforce any of its rights under the Agreement, (ii) a settlement fully reimbursable from insurance (subject to any applicable deductible) or calling solely for a cash payment in an aggregate amount less than $100,000 and in any case including a full release of the Company and its subsidiaries, as applicable, or (iii) collection actions brought by the Company in the ordinary course of business to collect amounts not in excess of $100,000; or

                  (u) Agree in writing or otherwise to take any of the actions described in SECTION 4.1(A) through 4.1(T) above.

         4.2 NO CONTROL. Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries operations.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, the Company, in consultation with Parent, shall prepare and file the Proxy Statement with the SEC under the Exchange Act. Parent and Merger Sub shall provide promptly to the Company such information concerning itself as may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto. As promptly as practicable after any comments are received from the SEC thereon (or upon notice from the SEC that no such comments will be made), the Company shall, in consultation with Parent, prepare and file any required amendments to, and the definitive, Proxy Statement with the SEC. The Company will cause the Proxy Statement to be mailed to its stockholders as soon as practicable after the definitive Proxy Statement is filed with the SEC. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. The Company shall give Parent and its counsel reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to its being filed with the SEC and shall give Parent and its counsel reasonable opportunity to review all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, and will provide Parent with a copy of all such filings made with the SEC. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly inform Parent of such occurrence and, in consultation with Parent, file with the SEC or its staff and/or mail to stockholders of the Company, such amendment or supplement.

         5.2 MEETING OF COMPANY STOCKHOLDERS.

                  (a) Promptly after the date hereof, the Company shall take all action reasonably necessary in accordance with Nevada Law and the Company Charter Documents to call, hold and convene an annual or special meeting of its stockholders for the purpose of considering and taking action on this Agreement and the Merger (the "STOCKHOLDERS' MEETING"), to be held as promptly as practicable, and, subject to the Company's right to adjourn or postpone the Stockholders' Meeting pursuant to this SECTION 5.2(A), in any event within thirty (30) calendar days after the Proxy Statement is mailed to the stockholders of the Company. Subject to the terms of SECTION 5.4(C) hereof, the Company shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the Nasdaq or Nevada Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders' Meeting. The Company shall ensure that the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Stockholders' Meeting are solicited, in compliance with Nevada Law, the Company Charter Documents, the rules of the Nasdaq and all other applicable legal requirements. The Company's obligation to call, give notice of, convene and hold the Stockholders' Meeting in accordance with this SECTION 5.2(A) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal (as defined in SECTION 5.4(D) hereof). For the avoidance of doubt, the Company shall not be required to call, give notice of, convene or hold the Stockholders' Meeting if this Agreement has been validly terminated (including, in the case of termination pursuant to SECTION 7.1(E), the payment of the Termination Fee) in accordance with Article VII hereof. The Company shall not submit to the vote of its stockholders any Acquisition Proposal or publicly propose or resolve to do so, unless this Agreement has been validly terminated (including, in the case of termination pursuant to Section 7.1(E), the payment of the Termination
         Fee) in accordance with Article VII hereof.

                  (b) The Proxy Statement shall include the fairness opinion referred to in SECTION 2.22 hereof. Subject to the terms of SECTION 5.4(C) hereof: (i) the Board shall unanimously recommend that the Company's stockholders vote in favor of this Agreement; (ii) the Proxy Statement shall include a statement to the effect that the Board has unanimously recommended that the Company's stockholders vote in favor of this Agreement at the Stockholders' Meeting; and (iii) neither the Board nor any committee thereof shall withdraw, amend, change or modify, or propose or resolve to withdraw, amend, change or modify, in a manner adverse to Parent, the recommendation of the Board that the Company's stockholders vote in favor this Agreement. For purposes of this Agreement, said recommendation of the Board shall be deemed to have been modified in a manner adverse to Parent, and a "Change of Recommendation" shall be deemed to have been made, if said recommendation shall no longer be unanimous (excluding, for the purpose of determining whether said recommendation shall no longer be unanimous, directors who have abstained from such recommendation due to circumstances giving rise to an actual or potential conflict of interest; PROVIDED that this exclusion shall not be applicable if the remaining directors making such recommendation constitute less than a majority of the full Board), or if any director shall have publicly expressed opposition to this Agreement or the Transactions.

         5.3 CONFIDENTIALITY; ACCESS TO INFORMATION.

                  (a) The parties acknowledge that Parent and the Company have previously executed a Mutual Nondisclosure and Nonuse Agreement, dated as of May 17, 2006 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

                  (b) The Company shall afford Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, financial positions, results of operations and personnel of the Company, as Parent may reasonably request; PROVIDED that such access does not unreasonably interfere with the business or operations of the Company or its subsidiaries; and PROVIDED, FURTHER that to the extent any such access would reasonably be expected to result in a loss or impairment of any attorney-client or work-product privilege, the parties shall use their respective reasonable best efforts to cause such information to be provided in a manner that does not result in any such loss or impairment (which reasonable best efforts shall include entering into one or more joint defense or community of interest agreements on customary terms).

                  (c) No information or knowledge obtained by Parent in any investigation pursuant to this SECTION 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

         5.4 NO SOLICITATION.

                  (a) From the date hereof until the earlier of the approval of this Agreement by the Company's stockholders or the termination of this Agreement, the Company and its subsidiaries shall not, nor will they authorize or knowingly permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney, accountant, or other advisor or representative retained by any of them ("REPRESENTATIVES") to, and they shall direct their respective representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage, support, facilitate or induce the making, submission or announcement of, any Acquisition Proposal (as defined in
         SECTION 5.4(D) hereof); (ii) participate in any negotiations or discussions regarding, or furnish to any person any non-public information with respect to any Acquisition Proposal or any proposal or inquiry that could reasonably be expected to lead to, any Acquisition Proposal (it being understood and agreed that informing any person as to the existence of these provisions in response to any unsolicited Acquisition Proposal, proposal or inquiry, without providing any additional information, shall not constitute, or be deemed to be, a violation of the preceding clauses (i) or (ii) of this SECTION 5.4(A));
         (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (as defined in SECTION 5.4(D) hereof); PROVIDED, HOWEVER, that the terms of this SECTION 5.4 shall not prohibit the Company from furnishing non-public information regarding the Company and its subsidiaries to, entering into a confidentiality agreement with or entering into negotiations or discussions with, any person or group (and its or their Representatives) in response to an unsolicited written Acquisition Proposal submitted by such person or group (and not withdrawn) if: (1) neither the Company nor its subsidiaries shall have materially violated any of the restrictions set forth in this SECTION 5.4 in connection with such Acquisition Proposal; (2) the Board concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board to comply with its fiduciary duties to the Company's stockholders under applicable law; (3)(x) at least two
         (2) business days prior to furnishing any such information to, or entering into negotiations or discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group and of the Company's intention to furnish information to, or enter into negotiations or discussions with, such person or group, and
         (y) the Company receives from such person or group an executed confidentiality agreement containing terms and conditions which are not less favorable to the Company than the Confidentiality Agreement; and
         (4) as soon as practicable  (and in any event no later than twenty four
         (24) hours) after furnishing any such information to such person or group, the Company furnishes such information to Parent. In addition to the foregoing, the Company shall provide Parent with at least forty-eight (48) hours prior written notice (or such lesser prior notice as the longest notice provided to any member of the Board) of a meeting of the Board at which the Board is reasonably expected to consider any Acquisition Proposal and together with such notice a copy of any documentation relating to such Acquisition Proposal (other than confidential information provided by or on behalf of the person or group making such Acquisition Proposal relating to such person's or group's business or the effect of combining the business of the Company with such person's or group's business, in each case that such person or group specifically identifies as confidential ("THIRD PARTY CONFIDENTIAL INFORMATION"), PROVIDED that the parties hereby acknowledge that the terms and conditions of the Acquisition Proposal or any information that is otherwise taken into account in determining whether such Acquisition Proposal constitutes a Superior Offer shall not under any circumstance be deemed to be Third Party Confidential Information). The Company and its subsidiaries shall immediately cease any and all existing activities, negotiations or discussions with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this SECTION 5.4 by any officer or director of the Company or any of its subsidiaries, or by any other Representative acting at the authorization or direction of the Company or any of its subsidiaries, shall be deemed to be a breach of this
         SECTION 5.4 by the Company.

                  (b) From and after the execution of this Agreement, in addition to the obligations of the Company set forth in SECTION 5.4(A) hereof, the Company shall promptly advise Parent orally (within one business day) and in writing (within two business days) of any request received by the Company for non-public information with respect to an Acquisition Proposal or the receipt by the Company of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, the identity of the person or group making any such request or Acquisition Proposal and a copy of all written materials (other than Third Party Confidential Information) provided by or on behalf of such person or group in connection with such request or Acquisition

         Proposal. After receipt of any such request or Acquisition Proposal, the Company shall keep Parent reasonably informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such request or Acquisition
         Proposal and shall promptly provide Parent a copy of all written materials (other than Third Party Confidential Information) subsequently provided by or on behalf of such person or group in connection with such request or Acquisition Proposal.

                  (c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prevent the Board from withdrawing, amending, changing or modifying its recommendation in favor of the approval of this Agreement or approving or recommending an Acquisition Proposal (any of the foregoing actions, whether by the Board or a committee thereof, a "CHANGE OF RECOMMENDATION") at any time prior to the approval of this Agreement by the Company's stockholders, but the Board may do so only to terminate this Agreement in accordance with SECTION 7.1(E) hereof and only if all of the following conditions in clauses (i) through (v) are met: (i) an Acquisition Proposal is made to the Company and is not withdrawn and the Board determines that such Acquisition Proposal constitutes a Superior Offer (as defined in
         SECTION 5.4(D) hereof), (ii) neither the Company nor any of its subsidiaries nor any of their respective Representatives shall have materially violated any of the restrictions set forth in SECTION 5.2 or
         SECTION 5.4 hereof, (iii) the Company shall have delivered to Parent written notice (a "CHANGE OF RECOMMENDATION NOTICE") at least three (3) business days prior to effecting such Change of Recommendation, which shall (A) state expressly that the Company has received a Superior Offer and that the Company intends to effect a Change of Recommendation, (B) include a copy of any definitive documentation relating to such Superior Offer and such other documentation reflecting the final terms and conditions of such Superior Offer as being considered by the Board, and (C) disclose the identity of the person or group making such Superior Offer; (iv) after delivering the Change of Recommendation Notice, the Company shall provide Parent with a reasonable opportunity to make such adjustments in the terms and conditions of this Agreement during such three (3) business day period, and negotiate in good faith with Parent with respect thereto during such three (3) business day period; and (v) the Board concludes in good faith, after consultation with its outside legal counsel, that in light of such Superior Offer, and after considering any adjustments or negotiations pursuant to the preceding clause (iv), such Change of Recommendation is required in order for the Board to comply with its fiduciary duties to the Company's stockholders under applicable law.

                  (d) For purposes of this Agreement:

                           (i) "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent or Merger
                  Sub) relating to any Acquisition Transaction.

                           (ii) "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the Transactions involving: (A) any acquisition or purchase from the Company by any Third Party of more than a twenty percent (20%) interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any Third Party beneficially owning twenty percent (20%) or more of the total outstanding voting securities of the

                  Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease, exchange, transfer, license, acquisition or disposition to any Third Party of more than twenty percent
                  (20%) of the fair market value of the assets of the Company and its subsidiaries, taken as a whole (including capital stock of subsidiaries of the Company); or (C) any liquidation or dissolution of the Company.

                           (iii) "SUPERIOR OFFER" shall mean an unsolicited, bona fide written Acquisition Proposal on terms that the Board determines in good faith in its reasonable judgment (after consultation with Wedbush Morgan Securities or another financial advisor of nationally recognized reputation) to be more favorable to the Company stockholders from a financial point of view than the terms of the Transactions (taking into account any revisions or modifications made by Parent and all other relevant factors, including, without limitation, conditions relating to regulatory approvals, the existence of a financing or due diligence condition, timing considerations, other events or circumstances beyond the control of the party invoking a condition and whether financing for the Acquisition Proposal is committed).

                           (iv) "THIRD PARTY" means any person (including a "group" as defined in Section 13(d)-3 of the Exchange Act) other than the Parent or Merger Sub or any of their respective affiliates or subsidiaries.

                  (e) Nothing contained in this SECTION 5.4 shall prohibit the Board from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act; PROVIDED, HOWEVER, that prior to taking any of the foregoing actions, the Company has complied with the applicable requirements of SECTION 5.4(C); and, PROVIDED, FURTHER, that any such disclosure (other than a "stop-look-and-listen" letter or similar communication under Rule 14d-9(f) promulgated under the Exchange Act) relating to an Acquisition Proposal shall be deemed a Change of Recommendation unless the Company Board rejects acceptance of such Acquisition Proposal and reaffirms its recommendation in favor of the approval of this Agreement in such disclosure.

         5.5 PUBLIC DISCLOSURE.

                  (a) Parent and the Company shall consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Transactions, this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Legal Requirement or any listing agreement with any national securities exchange or national trading system, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

                  (b) The Company shall consult with Parent before issuing any press release or otherwise making any public statement with respect to the Company's earnings or results of operations, and shall not issue any such press release or make any such public statement prior to such consultation.

         5.6  RIGHTS  AGREEMENT.   The  Board  shall  take  all  further  action
reasonably requested by Parent in order to render the Rights issued pursuant to the Rights Agreement inapplicable to the Merger and the Transactions.

         5.7 REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in ARTICLE VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity,
         (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the Transactions, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board shall, if any state takeover statute or similar Legal Requirement is or becomes applicable to the Transactions or this Agreement, use its commercially reasonable efforts to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Transactions and this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or any subsidiary or affiliate of Parent (x) to agree to any divestiture by itself or the Company or any of their respective affiliates of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock (any such actions, an "ACTION OF DIVESTITURE"), or (y) to utilize commercially reasonable efforts, or otherwise, in responding to formal requests for additional information or documentary material pursuant to 16 C.F.R. 830.20 under the HSR Act, or any other Antitrust Law, for a period of time exceeding sixty (60) days from the receipt of any such initial request.

                  (b) The Company shall give prompt notice to Parent (i) upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in ARTICLE VI hereof would not be satisfied, (ii) upon becoming aware that any representation or warranty made by it in SECTION 2.7 hereof has become untrue or inaccurate in any respect, (iii) upon receipt by it of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Transactions, (iv) upon becoming aware of any pending or threatened investigation or inquiry by any Governmental Entity questioning the accuracy of any of the Company's financial statements or their conformity with the published rules and regulations of the SEC or with GAAP or the historical stock-based compensation practices of the Company, and (v) upon receipt by it of any comments from the SEC or its staff on any Company SEC Report or of any request by the SEC or its staff for amendments or supplements to any Company SEC Report or for any information in connection with any Company SEC Report or in connection with any of the matters referred to in clause (iv) of this sentence, and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company SEC Reports; PROVIDED, HOWEVER, that no notification by the Company pursuant to this SECTION 5.7 shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.8 THIRD PARTY CONSENTS; OTHER ACTIONS.

                  (a) As soon as practicable following the date hereof, Company shall use its commercially reasonable efforts to (i) obtain any consents, waivers and approvals under any the Contracts set forth on
         SECTION 2.5(A) of the Company Schedule, and (ii) amend the Contracts set forth on SECTION 5.8(A)(II) of the Company Schedule in the manner set forth on SECTION 5.8(A)(II) of the Company Schedule.

                  (b) The Company shall, prior to the Effective Time, (i) repay in full all of its obligations under the Company's loan agreement with Bank of the West, dated October 1, 2003 (extended January 31, 2005 and February 22, 2006) and the Company's loan agreement with Bank of the West dated as of August 1, 2005 (together, the "CREDIT FACILITIES"),
         (ii) obtain customary pay-off letters in a form reasonably acceptable to Parent with respect to the Credit Facilities, (iii) obtained release and termination agreements from the lender(s) with respect to such Credit Facilities in a form(s) reasonably satisfactory to Parent, which shall include a release of all Liens, termination of the Credit Facilities and a release of the Company, the Surviving Corporation and their Affiliates from any further obligations under the Credit Facilities.

                  (c) The Company shall, prior to the Effective Time, terminate the Agreements set forth on SECTION 5.8(C) of the Company Schedule in accordance with the requirements set forth on such Schedule.

                  (d) The Company shall, prior to the Effective Time, take the actions referred to on SECTION 5.8(D) of the Company Schedule in accordance with the requirements set forth on such Schedule.

         5.9 INDEMNIFICATION.

         (a) Parent shall, and shall cause the Surviving Corporation to, maintain in effect for not less than six (6) years after the Effective Time policies of directors' and officers' liability insurance no less favorable in all material respects to that maintained by or on behalf of the Company and its subsidiaries on the date hereof (which policy is set forth on SECTION 5.9(A) of the Company Schedule (the "CURRENT POLICY") (and having coverage and containing terms and conditions which in the aggregate are not less advantageous to the persons currently covered by such Current Policy as insureds (the "INSURED PARTIES") with respect to claims arising from any actual or alleged wrongful act or omission occurring prior to the Effective Time (including, without limitation, any acts or omissions relating to the approval of this Agreement and the consummation of the Transactions) for which a claim has not been made against any director or officer of the Company prior to the Effective Time or any director or officer of a Company subsidiary prior to the Effective Time; PROVIDED, HOWEVER, that in the event any claim is asserted or made within such six (6) year period, Parent shall ensure that such insurance coverage will survive as to such claim until final disposition of such claim; and PROVIDED FURTHER that if the aggregate annual premiums for such insurance at any time during such period exceed 150% of the per annum rate of premium currently paid by the Company and its subsidiaries for the Current Policy on the date of this Agreement (which annual rate of premium is set forth on SECTION 5.9(A) of the Company Schedule) (the "CURRENT PREMIUM"), then Parent will cause the Surviving Corporation to, and the Surviving Corporation will, provide the maximum coverage that will then be available at an annual premium equal to 150% of the Current Premium. Parent may meet its obligations under this SECTION 5.9(A) by (i) covering the Insured Parties under the Parent's insurance policy for its directors and officers or, (ii) causing the Surviving Corporation to, or requesting that the Company, purchase a six-year "tail" policy (and, upon Parent's request, the Company shall use its commercially reasonable efforts to purchase such "tail" policy prior to the Effective Time; provided that the Company shall not purchase any such "tail" policy without Parent's prior consent). Notwithstanding the foregoing, in no event will Parent be obligated to pay more than 250% of the Current Premium in the aggregate for any "tail" policy.

         (b) This SECTION 5.9 is intended for the irrevocable benefit of, and to grant third party rights to, the Insured Parties, and the provisions of this
Section 5.9 shall survive the consummation of the Merger as set forth herein and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Insured Parties (and their respective heirs and representatives) shall be entitled to enforce the covenants contained in this SECTION 5.9. The obligations of Parent and the

Surviving Corporation under this SECTION 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Insured Party under this SECTION 5.9 without the consent of such affected Insured Party. Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this SECTION 5.9.

         5.10 REGULATORY FILINGS; REASONABLE EFFORTS. In furtherance and not in limitation of the obligations of the parties set forth in SECTION 5.7 hereof, and subject thereto, as soon as may be reasonably practicable the Company and Parent each shall file (i) a Notification and Report Form with the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") pursuant to the HSR Act with respect to the Transactions, including the Merger and (ii) any appropriate pre-merger notifications under the Antitrust Laws of any foreign jurisdiction, as reasonably agreed by the parties to be appropriate. Each of the Company and Parent shall cause all documents that it is responsible for filing with any Governmental Entity under this SECTION 5.10 to comply in all material respects with applicable law. The Company and Parent each shall promptly (a) supply the other with any additional information and documentary material that may be requested pursuant to the HSR Act which may be required in order to effectuate such filings and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, and (b) supply any additional information, which reasonably may be required by the competition or merger control authorities of any other jurisdiction and which the parties reasonably agree to be appropriate; PROVIDED, HOWEVER, that Parent shall not be required to agree to any Action of Divestiture. Parent shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, PROVIDED THAT Parent shall afford the Company a reasonable opportunity to participate therein. Each party hereto shall notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all materials respect with, applicable law. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to this SECTION 5.10, each party will promptly inform the other parties hereto of such occurrence and the Company will cooperate with Parent in filing with the applicable Governmental Entity such amendment or supplement. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Legal Requirements that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         5.11 TERMINATION OF CERTAIN BENEFIT PLANS.

                  (a) Effective no later than the day immediately preceding the Effective Time, the Company and its Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated)

         (collectively, "COMPANY 401(K) Plans"). Unless Parent provides such written notice to the Company, no later than five (5) business days prior to the Effective Time, the Company shall provide Parent with evidence that such Company 401(k) Plan(s) have been terminated (effective no later than the day immediately preceding the Effective
         Time) pursuant to resolutions of the Board. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan(s) as Parent may reasonably require.

                  (b) As  soon as  administratively  practicable  following  the
         Closing Date, the Company shall advise the Transferred Company Employees (as defined below) of their right to elect to receive a distribution of, or to directly rollover, their individual account balances from the Company 401(k) Plan(s). To the extent permitted by Law, as soon as practicable following the Closing Date, such account balances may be transferred by the Transferred Company Employees to a defined contribution retirement plan maintained by Parent (the "PARENT'S 401(K) PLAN") in a direct rollover or rollover contribution, which, in the case of a Transferred Company Employee who rolls over his or her entire account balance, shall include any outstanding loan notes from the Company's 401(k) Plan(s). Prior to terminating the Company 401(k) Plan(s), the Company shall take any steps necessary, including amending the Company 401(k) Plan(s) and any related 401(k) loan policies, to ensure that such rollover of participant accounts and loans balances is permitted under the terms of the Company 401(k) Plan(s) and any 401(k) loan policies.

         5.12 EMPLOYEE BENEFITS. As soon as practicable after the Effective Time, Parent shall provide the employees of the Company and its subsidiaries who remain employed after the Effective Time (each, a "TRANSFERRED COMPANY EMPLOYEE" and collectively, the "TRANSFERRED COMPANY EMPLOYEES") with substantially similar types and levels of employee benefits (other than equity-based compensation or benefits) as those provided to similarly situated employees of Parent. Parent shall treat the service of Transferred Company Employees with the Company or any subsidiary of the Company prior to the Effective Time as service rendered to Parent or any affiliate of Parent for purposes of eligibility and vesting in Parent's applicable benefit plans, other than stock option and restricted stock unit vesting. Parent shall use its reasonable best efforts to provide that no Transferred Company Employee, or any of his or her eligible dependents, who, at the Effective Time, are participating in the Company group health plan shall be excluded from the Parent's group plan, or limited in coverage thereunder, by reason of any waiting period restriction or pre-existing condition limitation; PROVIDED that such Transferred Company Employees are based in the United States and meet applicable actively at work requirements as of the Effective Time. Notwithstanding the foregoing, Parent shall not be required to provide any coverage, benefits, or credit inconsistent with the terms of Parent benefit plans.

         5.13 FIRPTA CERTIFICATE. On or prior to the Effective Time, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been duly approved, by the requisite vote under applicable law, by the stockholders of the Company.

                  (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) PROXY STATEMENT. No order suspending the use of the Proxy Statement or any part thereof shall be in effect and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC and shall be continuing.

                  (d) HSR ACT AND COMPARABLE LAWS. Any applicable waiting period under the HSR Act relating to the Transactions, including the Merger, shall have expired or been terminated, any applicable waiting periods under foreign Antitrust Laws relating to the Transactions, including the Merger, shall have expired or been terminated, and all foreign antitrust Approvals required to be obtained prior to the Effective time shall have been obtained.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, as would not reasonably be expected to constitute a Parent Material Adverse Effect, and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause
         (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Parent Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

                  (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as would not reasonably be expected to constitute a Material Adverse Effect on the Company (PROVIDED, HOWEVER, that such Material Adverse Effect qualifier shall be inapplicable with respect to the representations and warranties set forth in SECTION 2.3 (Capitalization) hereof, which shall be true and correct in all material respects), and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

                  (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

                  (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to the Company and its subsidiaries shall have occurred since the date of this Agreement, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

                  (d) CONSENTS. The Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the Contracts set forth on SECTION 6.3(D) of the Company Schedule in form and substance reasonably satisfactory to Parent.

                  (e) NO LITIGATION. There shall not be any pending or threatened suit, action or proceeding asserted by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions, the effect of which restraint or prohibition if obtained would cause the condition set forth in SECTION 6.1(B) to not be satisfied, or (ii) seeking to require Parent or the Company or any of their respective subsidiaries or affiliates to effect an Action of Divestiture.

                  (f) KEY EMPLOYEES. (i) the current President and Chief Operating Officer and at least five (5) of the employees listed on
         SECTION 6.3(F)(I) of the Company Schedule (the President and Chief Operating Officer and such five (5) other employees, the "KEY GROUP") shall be employees of the Company or one of its subsidiaries immediately prior to the Closing Date, and none of the Key Group shall have notified (whether formally or informally) Parent or the Company of such employee's intention of leaving the employ of Parent or one of its subsidiaries following the Closing Date, and (ii) at least 90% of the employees listed on SECTION 6.3(F)(II) of the Company Schedule shall be employees of the Company or one of its subsidiaries immediately prior to the Closing Date and no more than 90% of such employees shall have notified (whether formally or informally) Parent or the Company of such employee's intention of leaving the employ of Parent or one of its subsidiaries following the Closing Date.

                  (g) NON-COMPETITION AGREEMENTS. The Non-Competition Agreements shall be in full force and effect, and none of the individuals that entered into a Non-Competition Agreement shall have attempted to terminate or otherwise repudiated such agreement or indicated an intention to terminate or otherwise repudiate such agreement.

                  (h) 401(K) PLANS. Unless Parent shall have provided written notice to the Company pursuant to SECTION 5.11 that the Company 401(k) Plan should not be terminated, the Company shall have provided Parent with evidence reasonably satisfactory to Parent that the Company 401(k) Plans have been terminated.

                  (i) ASSIGNMENTS The Company shall have provided written documentation in a form reasonably acceptable to Parent that all current consultants and independent contractors who contribute or have at any time contributed to the creation or development of material Company Intellectual Property prior to the Closing have executed valid written assignments to the Company (or one of its subsidiaries) of all right, title and interest they may have in or to such Company Intellectual Property and that all current consultants and independent contractors are obligated to assign to the Company (or one of its subsidiaries) all of their right in or to any future Intellectual Property created by such consultants and independent contractors for or on behalf of the Company or any of its subsidiaries after the Closing.

                  (j) RESTATEMENT.  There shall not have been any restatement of any of the Company's consolidated financial statements, and the Company shall not have been notified by any Governmental Entity or any present or former auditor of the Company of any Effect that could reasonably be expected to result in any such restatement. The Company's auditors shall not have resigned or threatened to resign. No auditor whose report is included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006 shall have revoked, or notified the Company of such auditor's intention to revoke, such auditor's report or consent to include such report in such Form 10-K. There shall not be any pending or threatened investigation or inquiry by any Governmental Entity questioning the accuracy of any of the Company's financial statements or their conformity with the published rules and regulations of the SEC or with GAAP or the historical stock-based compensation practices of the Company, nor shall any Governmental Entity have requested any information in connection with any of the foregoing; PROVIDED, HOWEVER, that any comments from the SEC or its staff in connection with their review of the Proxy Statement that have been resolved without any of the effects referred to in this paragraph (j) shall not constitute a pending or threatened investigation or inquiry or request for information.

                  (k) EXCHANGE ACT FILINGS. If the Effective Time shall be on or after February 8, 2007, the Company shall have filed with the SEC its Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2006, which Form 10-Q, as so filed with the SEC, shall comply as to form with the rules and regulations of the SEC applicable to quarterly reports on Form 10-Q.

                  (l) AUDITED FINANCIAL STATEMENTS. The Company shall have obtained and delivered to Parent an unqualified audit of the Company's consolidated financial statements for the Company's fiscal year ended September 30, 2006.

                  (m) RESIGNATION OF DIRECTORS AND OFFICERS. Parent shall have received a written resignation from each of the directors and officers of the Company and each of its subsidiaries (in their capacities as such) effective as of immediately prior to the Effective Time.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, and the Merger may be abandoned, notwithstanding (except as set forth below) any requisite approval of this Agreement by the stockholders of the Company:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

                  (b) by either the Company or Parent if the Effective Time shall not have occurred on or before May 9, 2007 (as may be extended by mutual agreement of the parties, the "END DATE") for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 7.1(B) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Effective Time to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

                  (d) by either the Company or Parent if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Stockholders' Meeting or at any adjournment thereof; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 7.1(D) shall not be available to either party where the failure to obtain the Company stockholder approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a breach by such party of this Agreement;

                  (e) by the Company, at any time prior to the approval of this Agreement by the Company's stockholders, if (i) the Board shall have effected a Change of Recommendation pursuant to and in compliance with
         SECTION 5.4(C) hereof, (ii) the Company shall have made full payment of all amounts provided under SECTION 7.3 hereof, and (iii) concurrently or within two (2) calendar days of such termination, the Company enters into a definitive agreement with respect to the Superior Offer that was the subject of such Change of Recommendation.

                  (f) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in
         SECTION 6.2(A) or SECTION 6.2(B) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, HOWEVER, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent prior to the End Date through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this SECTION 7.1(F) for thirty (30) calendar days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (f) if such breach by Parent is cured during such thirty (30) calendar day period);

                  (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in SECTION 6.3(A) or SECTION 6.3(B) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, HOWEVER, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company prior to the End Date through the exercise of its commercially reasonable efforts, then Parent may not
         terminate  this   Agreement   under  this  SECTION  7.1(G)  for  thirty
         (30)calendar days after delivery of written notice from Parent to the Company of such inaccuracy or breach, provided the Company continues to exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that Parent may not terminate this

         Agreement pursuant to this paragraph (g) if such inaccuracy or breach is cured during such thirty (30) calendar day period);

                  (h) by Parent, if a Material Adverse Effect with respect to the Company and its subsidiaries shall have occurred since the date of this Agreement; PROVIDED, HOWEVER, that if such Material Adverse Effect is curable by the Company prior to the End Date through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this SECTION 7.1(H) for thirty (30) calendar days after delivery of written notice from Parent to the Company of such Material Adverse Effect, provided the Company continues to exercise commercially reasonable efforts to cure such Material Adverse Effect (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (h) if such Material Adverse Effect is cured during such thirty (30) calendar day period);

                  (i) by Parent, upon the occurrence of any of the events referred to in SECTION 6.3(J); PROVIDED, HOWEVER, that if such event is curable by the Company prior to the End Date through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this SECTION 7.1(I) for thirty (30) calendar days after delivery of written notice from Parent to the Company of the occurrence of such event, provided the Company continues to exercise commercially reasonable efforts to cure such event (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (i) if such event is cured during such thirty (30) calendar day period); or

                  (j) by Parent, if a Triggering Event (as defined below) shall have occurred.

For the purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board or any committee thereof shall for any reason have made a Change of Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Board that holders of Shares vote in favor of and approve this Agreement; (iii) the Board fails to reaffirm (publicly, if so requested) its recommendation in favor of the approval of this Agreement within ten (10) calendar days after Parent requests in writing that such recommendation be reaffirmed; PROVIDED that Parent shall only request such a reaffirmation following the public announcement by a Third Party of an Acquisition Proposal or an intent to make an Acquisition Proposal, (iv) the Board or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract accepting any Acquisition Proposal;
(vi) a tender or exchange offer relating to securities of the Company shall have been commenced by a person unaffiliated with Parent and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that the Board recommends rejection of such tender or exchange offer; or (v) the Company shall have intentionally materially breached the provisions of SECTION 5.2 or SECTION 5.4.

         7.2 NOTICE OF TERMINATION; EFFECT OF TERMination. Any termination of this Agreement under SECTION 7.1 hereof will be effective immediately upon (or, if the termination is pursuant to SECTION 7.1(F), 7.1(G), 7.1(H) or 7.1(I) hereof and the proviso therein is applicable, thirty (30) calendar days thereafter) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in
SECTION 7.1 hereof, this Agreement shall be of no further force or effect and there shall be no liability to any party hereunder in connection with the Agreement or the Transactions, except (i) as set forth in SECTION 5.3(A) hereof, this SECTION 7.2, SECTION 7.3 hereof and ARTICLE VIII hereof, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud or any intentional or willful breach of, or any intentional misrepresentation made in, this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         7.3 FEES AND EXPENSES.

                  (a) GENERAL. Except as set forth in this SECTION 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and Company shall share equally any filing fee for any Notification and Report Form filed with the FTC and the DOJ pursuant to the HSR Act, and any appropriate pre-merger notifications under the Antitrust Laws of any foreign jurisdiction, as reasonably agreed by the parties to be appropriate, in each case pursuant to SECTION 5.10 hereof.

                  (b) COMPANY PAYMENTS.

                           (i) The  Company  shall pay to Parent in  immediately
                  available funds, within three (3) business days after written demand by Parent, an amount equal to Four Million Two Hundred and Seventy One Thousand Dollars ($4,271,000) (the "TERMINATION FEE") if this Agreement is terminated by Parent pursuant to SECTION 7.1(J) hereof.

                           (ii) The Company  shall pay to Parent in  immediately
                  available funds, concurrent with a termination by Company of this Agreement pursuant to SECTION 7.1(E) hereof, an amount equal to the Termination Fee, and no such termination of this Agreement shall be deemed effected until such time as the Termination Fee shall have been paid to Parent.

                           (iii) The  Company  shall pay  Parent in  immediately
                  available funds, within one (1) business day after written demand by Parent, an amount equal to the Termination Fee, if this Agreement is terminated by Parent pursuant to SECTION 7.1(B) or SECTION 7.1(D) hereof and any of the following shall occur:

                                    (A) if  following  the date hereof and prior
                           to the termination of this Agreement, a Third Party has announced, and not publicly definitively withdrawn at least five (5) business days prior to such termination, an Acquisition Proposal and within twelve (12) months following the termination of this Agreement any Company Acquisition (as defined below) is consummated; or

                                    (B) if  following  the date hereof and prior
                           to the termination of this Agreement, a Third Party has announced, and not publicly definitively withdrawn at least five (5) business days prior to such termination, an Acquisition Proposal and within twelve (12) months following the termination of this Agreement the Company enters into a letter of intent or similar document or any written Contract providing for any Company Acquisition or publicly announces its intent to enter into a Company Acquisition, and such Company Acquisition is subsequently consummated within nine (9) months thereafter.

                           (iv) The Company  shall pay to Parent in  immediately
                  available funds, within two (2) business days after written demand by Parent, if this Agreement is terminated by Parent pursuant to SECTION 7.1(G) based on a failure to satisfy the condition set forth in SECTION 6.3(B) and, (x) prior to such termination, the Company has received, or a Third Party has announced, an Acquisition Proposal and (y) such breach is intended to facilitate such Acquisition Proposal or benefit the Third Party making such Acquisition Proposal without similarly benefiting Parent, an amount equal to the out-of-pocket fees and expenses incurred by Parent and Merger Sub in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby (including, without limitation, reasonable attorney fees and expenses, reasonable advisor fees and expenses, travel costs, filing fees, printing, mailing and solicitation costs and expenses).

                           (v) The Company hereby  acknowledges  and agrees that
                  the agreements set forth in this SECTION 7.3(B) with respect to payment of the Termination Fee are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this SECTION 7.3(B) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this
                  SECTION 7.3(B), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this SECTION 7.3(B) at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. Payment of the Termination Fee by the Company shall constitute liquidated damages, and Parent's right to receive a Termination Fee in the circumstances provided in this SECTION 7.3(B) is the exclusive remedy available to the Parent for any failure of the Merger and other Transactions to be consummated in those circumstances, and the Company shall


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


                  have no further liability with respect to this Agreement or the Transactions, except as described in the previous sentence; PROVIDED that in no event shall a Termination Fee be in lieu of damages incurred as a result of any intentional or willful breach of, or any intentional misrepresentation made in this Agreement. Notwithstanding the foregoing, the payment by the Company of any Parent Expenses pursuant to SECTION 7.2(B)(IV) shall not constitute liquidated damages with respect to any claim which Parent or Merger Sub would be entitled to assert against the Company or its assets, or against any of the Company's directors, officers, employees or stockholders, with respect to any such breach, and shall not constitute the sole and exclusive remedy with respect to any such breach.

                           (vi) For the  purposes  of this  Agreement,  "COMPANY
                  ACQUISITION" shall mean any of the following transactions (other than the Transactions contemplated by this Agreement):
                  (i)   a   merger,    consolidation,    business   combination,
                  recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than a majority of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of all or more than a majority of the assets of the Company and its subsidiaries, taken as a whole, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of a majority of the voting power of the then outstanding shares of capital stock of the Company.

         7.4 AMENDMENT. Subject to applicable Legal Requirements, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and the Company.

         7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein; PROVIDED that SECTION 6.1(A) may not be waived without the express written consent of Parent. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall


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terminate at the  Effective  Time,  and only the  covenants  that by their terms survive the Effective Time shall survive the Effective Time.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a) if to Parent or Merger Sub, to:

                      Intuit Inc.
                      2632 Marine Way
                      Mountain View, CA 94043
                      Attention:  General Counsel
                      Telephone No.:  (650) 944-6622
                      Telecopy No.:  (650) 944-6000

                      with a copy to:

                      O'Melveny & Myers LLP
                      Embarcadero Center West
                      275 Battery Street, Suite 2600
                      San Francisco, California 94111
                      Attention:  Michael S. Dorf, Esq.
                      Telephone No.:  (415) 984-8700
                      Telecopy No.:  (415) 984-8701

                      if to the Company, to:

                      Electronic Clearing House, Inc.
                      730 Paseo Camarillo
                      Camarillo, CA 93010
                      Attention:  Charles Harris
                      Telephone No.:  (805) 419-8600
                      Telecopy No.:  (805) 419-8689

                      with a copy to:

                      Stubbs Alderton & Markiles, LLP
                      15260 Ventura Boulevard, 20th Floor
                      Sherman Oaks, California 91403
                      Attention: V. Joseph Stubbs, Esq.
                      Telephone No.: (818) 444-4507
                      Telecopy No.: (818) 474-8607


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


         8.3 INTERPRETATION; KNOWLEDGE.

                  (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and annex, article, section, paragraph, exhibit and schedule references are references to the annex, articles, sections, paragraphs, exhibits and schedules of this Agreement, unless otherwise indicated. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The plural of any defined term shall have a meaning correlative to such defined term and words denoting any gender shall include all genders and the neuter. A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.

                  (b) For purposes of this Agreement, with respect to any person that is not an individual, the term "KNOWLEDGE" means the actual knowledge of such person's directors and executive officers and the knowledge that any of such persons would be reasonably expected to have in the conduct of their respective duties, and, with respect to any individual, means the actual knowledge of such person.

                  (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with the Company means any change, event, violation, inaccuracy, circumstance or effect (each, an "EFFECT"), individually or when aggregated with other Effects, that is or would be reasonably likely to (i) be materially adverse to the business, properties, assets (including intangible assets), liabilities (including contingent liabilities), capitalization, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or consummate the Transactions without any material delay; PROVIDED, HOWEVER, that Effects arising from or relating to ant of the following shall not be deemed in and of itself, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse
         Effect: (A) conditions affecting the industries in which the Company participates, the United States economy as a whole or foreign economies in any locations where the Company or any of its subsidiaries has material operations or sales (which Effects, in each case, do not disproportionately affect the Company or its subsidiaries, as the case may be), (B) any failure by the Company to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof in and of itself (for the avoidance of doubt, this clause (B) shall not preclude Parent or Merger Sub from taking the underlying cause of any such failure into account in determining whether there has been or will be a


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


         Material Adverse Effect), (C) any change in GAAP after the date hereof,
         (D) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress, or (E) any loss of revenue, not to exceed ten percent (10%) of the Company's total revenues, from Internet Wallet Customers, which the Company successfully bears the burden of proving resulted from the Unlawful Internet Gambling Enforcement Act of 2006 and the regulations to be promulgated thereunder.

                  (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                  (e) For purposes of this Agreement, an "AFFILIATE" of any person shall mean another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

                  (f) For purposes of this Agreement, the term "BUSINESS DAY" shall mean any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in San Francisco, California or Las Vegas, Nevada.

         8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, representations, warranties and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in SECTION 5.9 hereof.

         8.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further


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


agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.11 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

                               INTUIT INC.


                               By:  /s/ Joe Kaplan
                                   ---------------------------------------------
                               Name:    Joe Kaplan
                                     -------------------------------------------
                               Title:   Vice President
                                      ------------------------------------------


                               ELAN ACQUISITION CORPORATION


                               By:  /s/ Jeff Hank
                                   ---------------------------------------------
                               Name:    Jeff Hank
                                     -------------------------------------------
                               Title:   VP, Treasurer & Chief Financial Officer
                                      ------------------------------------------


                               ELECTRONIC CLEARING HOUSE, INC.


                               By:  /s/ Charles Harris
                                   ---------------------------------------------
                               Name:    Charles Harris
                                     -------------------------------------------
                               Title:   President & COO
                                      ------------------------------------------













                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]


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